                                                                    Exhibit 99.3


[Exhibit 99.3 Form of Prospectus Supplement. This form of Prospectus Supplement is for illustrative purposes only. A Prospectus Supplement in definitive form reflecting the terms of each Series of Certificates will be filed with the Commission under the Securities Act of 1933, as amended, pursuant to Rule 424(b) promulgated thereunder.]

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED ____________)



                    ACC AUTOMOBILE RECEIVABLES TRUST ____-__


               $_________ ____% Asset Backed Certificates, Class A



ACC Automobile Receivables Trust ____-__,      ACC Consumer Finance Corporation,
  as Issuer                                             as Seller and Servicer

         The Asset Backed Certificates (the "Certificates") will be issued pursuant to Pooling & Servicing Agreement dated as of __________ (the "Pooling and Servicing Agreement"), between ACC Consumer Finance (the "Servicer" and the "Seller") and ____________________________________", as trustee (the "Trustee").
The Certificates will be issued in two classes, a senior class (the "Class A Certificates") and a subordinate class (the "Class B Certificates" and together with the Class A Certificates, the "Certificates"). The Class B Certificates are not being offered hereby.

         The Certificates represent the right to receive principal and interest payments pursuant to the terms of the Pooling and Servicing Agreement. Such rights are based solely upon the interests represented by the Certificates in the ACC Automobile Receivables Trust ______ (the "Trust" or the "Issuer") formed pursuant to the Pooling and Servicing Agreement.

         The assets of the Trust will initially include a pool of non-prime retail installment sales contracts (the "Receivables") secured by new and used automobiles and light trucks, all monies paid or payable thereunder after the Cutoff Date, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, and the right to receive certain insurance proceeds and certain other property. The Receivables were purchased by ACC Consumer Finance Corporation ("ACC" or the "Servicer") from motor vehicle dealers and may have been sold by ACC pursuant to warehouse financing arrangements and repurchased. In connection with the issuance of the Certificates by the Issuer, the Issuer will purchase the Receivables from ACC. The aggregate principal balance of the pool of Receivables to be transferred on the Closing Date (the "Initial Receivables") is expected to be $____________.

         Additional non-prime retail installment sale contracts are intended to be purchased by the Issuer from ACC from time to time on or before _________, from funds on deposit in a pre-funding account to be established with the Indenture Trustee (the "Pre-Funding Account"). Approximately $___________ of such additional contracts may be acquired by the Issuer.

         Principal and interest will be distributed to the holders of the Certificates (the "Certificateholder") on the 17th day of each month (or, if such day is a Saturday, Sunday, legal holiday or other day on which commercial banks or trust companies in the States of New York, California or Minnesota or any other location of any successor Servicer, successor Indenture Trustee or successor Collateral Agent are authorized or obligated by law, executive order or governmental decree to be closed, on the next succeeding day (such day, a "Business Day")), beginning ____________. The "Final Scheduled Distribution Date" is ____________.

         Full and complete payment of the Scheduled Payments (as defined herein) on the Class A Certificates only on each Distribution Date is unconditionally and irrevocably guaranteed pursuant to a financial guaranty insurance policy (the "Policy") to be issued by

                                   [________]

SEE "RISK FACTORS" AT PAGE S-__ HEREIN AND AT PAGE __ IN THE ACCOMPANYING PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE CERTIFICATES OFFERED HEREBY.

THE CERTIFICATES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN THE SELLER, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

==================================================================================================================
                                       PRICE TO PUBLIC(1)      UNDERWRITING DISCOUNT(2)  PROCEEDS TO THE TRUST(1)
------------------------------------------------------------------------------------------------------------------
Per Class A Note..................     ________%               ____%                     ________%
------------------------------------------------------------------------------------------------------------------
Total.............................     $_________              $_______                  $_________
==================================================================================================================

(1) Plus accrued interest, if any, at the applicable rate, from _________.
(2) The Sponsor has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".


The Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice.

It is expected that the Certificates will be offered globally and delivered in book-entry form on or about March 31, 1997 through the facilities of The Depository Trust Company ("DTC"), CEDEL S.A. ("Cedel") and the Euroclear System ("Euroclear") against payment in immediately available funds.

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT AFFECT THE PRICE OF THE CERTIFICATES. SUCH TRANSACTIONS MAY INCLUDE THE PURCHASE OF CERTIFICATES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE TRANSACTIONS, SEE "UNDERWRITING."

                           ---------------------------

         The information in this Prospectus Supplement is qualified in its entirety by the more detailed information appearing or incorporated by reference in the accompanying Prospectus. Prior to making an investment decision with respect to the Certificates offered hereby, prospective investors should carefully consider the information contained in this Prospectus Supplement and the Prospectus.

         There currently is no secondary market for the Certificates. The Underwriter intends to make a market in the Certificates but has no obligation to do so. There is no assurance that one will develop or, if one does develop, that it will continue until the Certificates are paid in full.

         UNTIL 90 DAYS FROM THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              AVAILABLE INFORMATION

                  The Company has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") on behalf of the Trust with respect to the Certificates offered pursuant to the Prospectus dated ______________ and this Prospectus Supplement. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and at The Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                        REPORTS TO THE CERTIFICATEHOLDER

                  So long as the Certificates are in book-entry form, monthly and annual reports concerning the Certificates and the Trust will be sent by the Indenture Trustee to Cede & Co., as the nominee of DTC and as registered holder of the Certificates pursuant to the Sale and Servicing Agreement. DTC will supply such reports to Beneficial Owners in accordance with its procedures. See "Risk Factors," "Description of the Securities -- Book-Entry Registration" and " -- Reports to Securityholders" in the Prospectus. To the extent required by the Securities Exchange Act of 1934, as amended, the Trust will provide financial information to the registered holder which has been examined and reported upon, with an opinion expressed by an independent public accountant; to the extent not so required, such financial information will be unaudited. The Seller has determined that the financial statements of no entity other than the Insurer are material to the offering made hereby. The Trust will be formed to own the Receivables, and to issue the Securities. The Trust will have no assets or obligations prior to issuance of the Securities and will engage in no activities other than those described herein. Accordingly, no financial statements with respect to the Trust are included in this Prospectus Supplement.

                  Until 90 days from the date of this Prospectus Supplement, dealers effecting transactions in the Certificates whether or not participating in this distribution, may be required to deliver a prospectus and a prospectus supplement. This is in addition to the obligation of dealers to deliver a prospectus and a prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         In addition to the documents described in the Prospectus under "Incorporation of Certain Documents by Reference," the consolidated financial statements of ____________ and Subsidiaries included in, or as exhibits to, the Annual Report on Form 10-K for the year ended __________ which have been filed with the Commission by ___________, are hereby incorporated by reference in the Registration Statement (as defined in the Prospectus) of which this Prospectus and Prospectus Supplement form a part.

         The Seller on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Trust's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the financial statements of the Insurer included in or as an exhibit to the annual report of _________ filed pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the Certificates offered hereby, and the offering of such Certificates at that time shall be deemed to be the initial bona fide offering thereof.

         The Company will provide, without charge, to any person to whom this Prospectus Supplement is delivered, upon oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for such copies should be sent to ACC Consumer Finance Corporation, attention: _______________. All financial statements of the Insurer included in documents filed by __________ pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

                                     SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms used are defined elsewhere in the Prospectus Supplement or in the Prospectus. Reference is made to the Index of Defined Terms herein and the Index of Terms in the Prospectus for the definitions of certain capitalized terms.


ISSUER.........................  ACC Automobile Receivables Trust ____, a
                                  Delaware business trust (the "Issuer" or the "Trust") wholly owned by ACC Funding Corp. ("ACC Funding") (which will own a ___% interest in the Issuer) and ACC Receivables Corp. ("ACC Receivables") (which will own a ___% interest in the Issuer). Each of ACC Receivables and ACC Funding is a special purpose, bankruptcy-remote subsidiary of ACC.

SELLER AND SERVICER ...........  ACC Consumer Finance Corporation, a Delaware
                                  corporation, ("ACC," and, under the Pooling and Servicing Agreement in its capacity as Servicer, the "Servicer" and in its capacity as Seller, the "Seller"). The Servicer will be obligated, pursuant to the Pooling and Servicing Agreement, subject to the limitations set forth therein, to service the Receivables and to repurchase certain of the Receivables if it breaches certain of its servicing obligations under the Pooling and Servicing Agreement or certain other covenants with respect to the Servicer, in each case only in a manner that materially and adversely affects such Receivables, the interests of the Issuer, the Certificateholder or the Insurer. See "The Seller and Servicer in the Prospectus."

                                  The Seller will be obligated, pursuant to the Pooling and Servicing Agreement, dated as of __________, among the Seller, the Issuer, the Servicer, the Backup Servicer and the Trust Collateral Agent (the "Pooling and Servicing Agreement"), subject to the limitations set forth therein, to purchase certain of the Receivables under certain circumstances if any representations and warranties made therein by the Seller with respect to the Receivables are incorrect in a manner that materially and adversely affects such Receivables, the interests of the Issuer, the Certificateholder or the Insurer.


INITIAL CUTOFF DATE............  The close of business on __________ or with respect to each Initial Receivable originated after such date, the date of origination of such Receivable.

CLOSING DATE ..................  _________.

TRUSTEE AND BACKUP SERVICER....  __________________________________ (in its
                                  capacity as Indenture Trustee under the
                                  Pooling and Servicing Agreement, the
                                  "Indenture Trustee" and in its capacity as Backup Servicer under the Pooling and Servicing Agreement, the "Backup Servicer").

DESCRIPTION OF THE
CERTIFICATES ..................  The Certificates will be issued pursuant to a
                                  Pooling and Servicing Agreement, dated as of _________, between the Trustee and the Seller and Servicer (the "Pooling and Servicing Agreement"). The Certificates will be issued in fully registered form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

                                 The Certificates will be issued in two classes, a senior class (the "Class A Certificates") and a subordinate class (the "Class B Certificates").

                                 The Original Principal Balance of each class will be as follows:

                                 Class A Certificates: $_________
                                 Class B Certificates: $_________

                                 The Certificates represent the right to receive principal and interest payments pursuant to the terms of the Pooling and Servicing Agreement. Such rights are based solely upon the interests represented by the Certificates in the ACC Automobile Receivables Trust _____ (the "Trust" or the "Issuer") formed pursuant to the Pooling and Servicing Agreement.

                                 The Class A Certificates will be represented by global securities registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"). Class A Certificateholder will not be entitled to receive definitive securities representing such holders' interest except in certain circumstances described in the Pooling and Servicing Agreement. Transfers within DTC will be in accordance with the usual rules and operating procedures of the relevant system. The rights of the owners of the beneficial interests in the Class A Certificates may only be exercised through DTC and its participating organizations, except as otherwise specified herein. See "Description of the Certificates--Book- Entry Registration."

                                 The Class B Certificates are not being offered hereby.

DESCRIPTION OF THE
POOLING AND SERVICING AGREEMENT  The payment priorities set forth in the Pooling and Servicing Agreement require (i) except to the extent of funds available in the Class B Reserve Fund (as defined below), that no payments of interest will be paid to the Class B Certificateholders on any Distribution Date unless the full amount of interest and principal then due to the Class A Certificateholders has been paid, as well as certain reimbursements due to the Insurer, and
                                 (ii) except to the extent of funds available in the Class B Reserve Fund (as defined below), that no payments of principal will be paid to the Class B Certificateholders on any Distribution Date unless the full amount of interest and principal then due to the Class A Certificateholders, the full amount of interest then due to the Class B Certificateholders, as well as certain reimbursements due to the Insurer, and funding of certain reserve accounts established for the benefit of the Insurer, have been paid in full. Consequently, the Class B Certificateholders will receive no distributions of principal from sources other than the Class B Reserve Fund until these provisions have been satisfied (during which period some of or all the distributions of principal to which the Class B Certificateholders would otherwise be entitled will be deposited to such reserve accounts) and may thereafter experience temporary suspensions of payments of principal.

CLASS A NOTE INTEREST
   RATE........................  The Class A Certificates will bear interest at a rate of ____% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months, using the applicable
                                  Note Interest Rate (the "Class A Note Interest Rate"), as set forth on the cover page hereof.

TRUST PROPERTY.................  The property of the Issuer (the "Trust
                                  Estate") will include certain non-prime retail installment sale contracts (the "Initial Receivables") secured by new or used automobiles, light duty trucks, vans and mini-vans (the "Initial Financed Vehicles"), all monies paid or payable thereunder after the Initial Cutoff Date, security interests in the Initial Financed Vehicles securing the Initial Receivables, certain bank accounts and the proceeds thereof, any proceeds from claims on certain insurance policies, certain rights under the Pooling and Servicing Agreement and the Receivables Purchase Agreement and all proceeds of the foregoing.

                                  On or before _________, the Issuer may acquire from time to time (each such date a "Subsequent Transfer Date") from ACC, using the money on deposit in a pre-funding account to be established with the Indenture Trustee (the "Pre-Funding Account"), approximately $_________ (the "Original Pre- Funded Amount") of additional non-prime retail installment sale contracts (the "Subsequent Receivables" and together with the Initial Receivables, the "Receivables") secured by new or used automobiles, light duty trucks, vans and mini-vans (the "Subsequent Financed Vehicles" and together with the Initial Financed Vehicles, the "Financed Vehicles"), together with all monies paid or payable under such Subsequent Receivables after the related subsequent cutoff date (each a "Subsequent Cutoff Date" and together with the Initial Cutoff Date, each a "Cutoff Date") established pursuant to the related subsequent transfer agreement (each a "Subsequent Transfer Agreement") to be entered into at the time of such subsequent transfer of Receivables to the Issuer among the Seller, the Servicer, the Trust Collateral Agent and the Indenture Trustee, security interests in the Financed Vehicles securing the Receivables and all proceeds of the foregoing. ACC has previously originated and identified Receivables having an aggregate principal balance of approximately $_________ that it expects to transfer to the Issuer on one or more Subsequent Transfer Dates.

RECEIVABLES....................  The Receivables consist of non-prime retail automobile installment sales contracts which were sold and purchased in the manner described above and pursuant to ACC's finance programs. ACC's finance programs target automobile purchasers with below average credit profiles who are generally unable to obtain credit from traditional lending sources. The Receivables had, as of the Initial Cutoff Date, a weighted average annual percentage rate ("APR") of approximately ____%, a weighted average original term of
                                  ____ months and a weighted average remaining term of ____ months. The Receivables had an Aggregate Principal Balance of $_________ as of the Initial Cutoff Date (the "Original Pool Balance"). See "The Trust Property."

                                  Certain contracts included in the pool as of the Initial Cutoff Date may prepay in full, or may be determined not to meet the eligibility requirements for the final pool, and may not be included in the final pool. As a result of the foregoing, the statistical distribution of characteristics as of the Closing Date for the final Receivables pool may vary somewhat from the statistical distribution of such characteristics as of the Initial Cutoff Date as presented in this Private Placement Memorandum, although such variance will not be material.

                                  The Seller has represented and warranted that no Initial Receivable is more than 30 days delinquent as of the Initial Cutoff Date, and that no more than 0.07% of the Initial Receivables have been extended by the Servicer. Approximately $19,800,000.00 of the Subsequent Receivables have already been originated and identified for transfer to the Issuer by the Seller. See "The Trust Property."

                                  Following the Closing Date and subject to the prior written consent of the Insurer and satisfaction of certain conditions set forth in the Pooling and Servicing Agreement, the Issuer will be obligated to purchase the Subsequent Receivables from the Seller as described below under "Pre-Funding Account." The Seller will make certain representations as of the related Subsequent Cutoff Date with respect to the Receivables, including any Subsequent Receivables. See "The Trust Property."

PRE-FUNDING ACCOUNT............  During the period from and including the
                                  Closing Date until the earliest of (i) the date on which the Pre-Funded Amount (after giving effect to any transfer of Subsequent Receivables to the Issuer on such date) is less than $100,000, (ii) the date on which an Event of Default or a Servicer Termination Event occurs under the Pooling & Servicing Agreement or (iii) the Distribution Date in _________ (the "Funding Period"), the Pre-Funding Account will be maintained with the Indenture Trustee and is designed solely to hold funds to be applied by the Indenture Trustee to pay the Seller the purchase price for Subsequent Receivables. Monies on deposit in the Pre- Funding Account will not be available to cover losses on or in respect of the Receivables. On the Closing Date, the Pre-Funding Account will be funded with the Original Pre-Funded Amount from the sale proceeds of the Certificates.

                                  The Seller expects that the Pre-Funded Amount will be reduced to less than $100,000 by _________, although no assurances can be given in this regard. If any portion of the Pre-Funded Amount remains at the end of the Funding Period, such amount will be distributed as a partial prepayment to the Certificateholders as described below under "Mandatory Prepayment".

INTEREST RESERVE ACCOUNT.......  During the Funding Period, funds will be held in an Interest Reserve Account to cover any shortfalls due to investment earnings on funds in the Pre-Funding Account being less than the interest due on the Certificates. See "Description of the Trust Documents -- The Accounts."

DISTRIBUTION DATE..............  The 17th day of each month (or if such 17th day is not a Business Day, the immediately
                                  following Business Day), commencing _________.

INTEREST.......................  Interest on the outstanding principal amount of the Certificates of each Class will accrue at the applicable Note Interest Rate from _________, in the case of the first Distribution Date or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date. Interest on the Certificates for any Distribution Date due but not paid on such Distribution Date will be due on the next Distribution Date together with interest on such amount at the applicable Note Interest Rate. The amount of interest distributable on the Certificates on each Distribution Date will equal 30 days' interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date). See "Description of the Certificates - Payments of Interest" herein. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                                  The "Note Principal Balance" of each class of Certificates will equal, initially, the original principal amount of Certificates of such class issued by Issuer on the Closing Date and thereafter will equal the original Note Principal Balance of such class reduced by all principal distributed to the Certificateholders of the Certificates of such class.

PRINCIPAL......................  Class A Certificates.  Principal on the Class A
                                  Certificates will be payable on each
                                  Distribution Date in an amount equal to the Class A Certificateholders' Principal Distributable Amount (as defined below). The Class A Certificateholders' Principal Distributable Amount for any Distribution Date will equal the Class A Certificateholders' Percentage of an amount equal to the sum of the following amounts (such sum with respect to any Distribution Date, the ("Principal Distributable Amount")) with respect to the related Monthly Period, computed in accordance with the simple interest method with respect to Simple Interest Receivables (as defined herein) or in accordance with the actuarial method with respect to Rule of 78s Receivables (as defined herein): (i) that portion of all collections on Receivables (other than Liquidated Receivables and Purchased Receivables) allocable to principal, including full and partial principal prepayments, received during such Monthly Period, (ii) the principal balance of each Receivable that became a Liquidated Receivable during such Monthly Period (other than Purchased Receivables), (iii) the principal balance of each Receivable that was repurchased by the Servicer or the Seller as of the last day of such Monthly Period, (iv) the aggregate amount of any Cram Down Loss (as defined below), and
                                  (v) any unpaid portion of the amounts included in clauses (i), (ii), (iii) and (iv) above with respect to a prior Distribution Date. The Class A Certificateholders' Principal Distributable Amount will also include, at the option of the Insurer, the Class A Certificateholders' Percentage of the principal balance of each Receivable that was required to be, but was not, so repurchased. See "Description of the Certificates" and "Description of the Trust Documents" herein.

                                 Class B Certificates. Principal on the Class B
                                  Certificates will be payable on each
                                  Distribution Date in an amount equal to the Class B Certificateholders' Principal Distributable Amount. The Class B Certificateholders' Principal Distributable
                                  Amount will equal the Class B
                                  Certificateholders' Percentage of the

                                  Principal Distributable Amount. The Class B
                                  Certificateholders' Percentage is ____%
                                  initially (until the Class A Certificates have been paid in full at which time it will equal 100% or until the Class B Certificates have been paid in full at which time it will equal 0%).

                                  The outstanding principal amount of the
                                  Certificates, if any, will be payable on _________ (the "Final Scheduled Distribution Date").

                                 "Cram Down Loss" means, with respect to a
                                  Receivable, if a court of appropriate
                                  jurisdiction in an insolvency proceeding has issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the scheduled payments to be made on a Receivable, an amount equal to the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced or the net present value (using as the discount rate the higher of the contract rate or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A Cram Down Loss will be deemed to have occurred on the date of issuance of such order.

                                 "Liquidated Receivable" means, with respect to
                                  any Monthly Period, a Receivable as to which
                                  (i) 60 days have elapsed since the Servicer repossessed the Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received, (iii) ninety percent or more of a scheduled payment shall have become 120 or more days delinquent, or in the case of an Obligor who is subject to bankruptcy proceedings, 210 or more days delinquent or
                                  (iv) the Financed Vehicle has been sold and the proceeds received. Any Receivable that becomes a Purchased Receivable on or before the related Business Day immediately preceding the related Determination Date shall not be a Liquidated Receivable.

                                 A "Monthly Period" with respect to a
                                  Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs.

PAYMENT PRIORITY...............  On each Distribution Date the Available Funds
                                 (together with certain other monies) will be
                                  applied in the following order of priority:

                                  first, to the Servicer, the Servicing Fee then due;

                                  second, to any Lockbox Bank or other relevant local bank, the Indenture Trustee, Custodian and Backup Servicer (including the Indenture Trustee if acting in any such additional capacity), their fees then due (in each case, to the extent such fees have not been previously paid by the Servicer);

                                  third, to the Class A Certificateholders, the interest then due with respect to each Class of Class A Certificates;

                                  fourth, to the Class A Certificateholders, the Class A Certificateholders' Principal Distributable Amount;

                                  fifth, to the Insurer, the premium owing to it in connection with the Policy (the "Premium Amount") then due it and any amounts owing under the Insurance Agreement;

                                  sixth, to the Class B Certificateholders, the interest then due with respect to the Class B Certificates;

                                  seventh, to certain reserve accounts
                                  maintained for the benefit of the Insurer, until such reserve accounts are fully funded at their required level;

                                  eighth, to the Class B Certificateholders, the Class B Certificateholders' Principal Distributable Amount;

                                  ninth, all remaining funds to the Class B
                                  Certificateholders to reduce the principal balance of the Class B Certificates until the principal balance of the Class B Certificates is reduced to zero; and

                                  tenth, to the Issuer, any remainder.

MANDATORY PREPAYMENT...........  The Certificates of each Class will be prepaid in part on the Distribution Date on or immediately following the end of the Funding Period in the event that any portion of the Pre- Funded Amount remains after giving effect to the purchase of all Subsequent Receivables during the Funding Period. The aggregate principal amount of each Class of Certificates subject to prepayment will be an amount equal to such Class's pro rata share (based on the respective current principal amount of each Class of Certificates) of the Pre- Funded Amount at the end of the Funding Period.

NOTE INSURER...................  ________________________ (the "Insurer") is a
                                  financial guaranty insurance company
                                  incorporated under the laws of the State of ______________. See "The Policy" and "The Insurer."

THE POLICY.....................  On the Closing Date, the Insurer will issue the
                                  Policy to the Indenture Trustee for the
                                  benefit of the Certificateholders pursuant to which the Insurer will unconditionally and irrevocably guarantee to the
                                  Certificateholders payment of the

                                  Scheduled Payments for each Distribution Date. See "The Policy".

REPURCHASE AND PURCHASE
  OBLIGATIONS..................  The Seller (pursuant to the Pooling and
                                  Servicing Agreement) will be obligated to repurchase a Receivable if such Receivables or the interest of the Class A Certificateholders or the Insurer are materially adversely affected by a breach of any representation or warranty made by the Seller with respect to such Receivable, if the breach has not been cured by the last day of the first full calendar month following the discovery by or notice to the Issuer of the breach.

                                  The Servicer (pursuant to the Pooling and
                                  Servicing Agreement) will be obligated to repurchase a Receivable if such Receivable is materially adversely affected by a breach of certain of its servicing obligations under the Pooling and Servicing Agreement (including, but not limited to, its obligation to ensure that the perfected security interest of Accent Financial Services, OFL-A or ACC in the related Financed Vehicles is maintained) or certain other covenants with respect to the Servicer, if the breach has not been cured by the last day of the first full calendar month following the discovery or notice to the Servicer of the breach.

SERVICER FEE...................  Each month the Servicer will receive a fee for servicing the Receivables (the "Servicer Fee") equal to (a) the product of one-twelfth of 3.00% (the "Servicing Fee Rate") and the Pool Balance outstanding at the beginning of the calendar month immediately preceding such Distribution Date (the "Servicing Fee") plus
                                  (b) a supplemental servicing fee (the
                                  "Supplemental Servicing Fee") equal to (i) any late fees, prepayment fees, liquidation fees and other administrative fees and expenses collected during such month, plus (ii) the net realized earnings on all investments of funds deposited in the Collection Account during such month. See "Provisions of the Trust Documents -- Servicing Compensation and Indenture Trustees' Fees."

OPTIONAL REDEMPTION..............The Certificates will be redeemed in whole, but not in part, on any Distribution
                                  Date on which the Issuer or the Servicer exercises its option to purchase the Receivables (with the consent of the Insurer, if a claim has previously been made under the Policy or, if such purchase would result in a claim under the Policy or if such purchase would result in any amount owing to the Insurer remaining unpaid), which, subject to certain provisions in the Pooling and Servicing Agreement, can occur after the Pool Balance is equal to or less than 10% of the Original Pool Balance, at a redemption price which is not less than the Note Principal Balance plus accrued and unpaid interest thereon. See "Description of the Certificates - Optional Redemption" herein.

MANDATORY
REDEMPTION.....................  The Certificates may be accelerated and subject to immediate payment at par upon the
                                  occurrence of an Event of Default under the Indenture. So long as no Insurer Default shall have occurred and be continuing, an Event of Default under the Indenture will occur only upon delivery by the Insurer to the Issuer of notice of the occurrence of certain events of default under the Insurance and Indemnity Agreement, dated as of May 1, 1997 (the "Insurance Agreement"), among the Insurer, the Issuer, the Seller, the Servicer, ACC Receivables and ACC Funding. The Policy does not guarantee payment of any amounts that became due on an accelerated basis, unless the Insurer elects, in its sole discretion, to pay such amounts in whole or in part. See "Description of the Certificates - Mandatory Redemption - Events of Default;" herein.

TAX STATUS.....................  In the opinion of Dewey Ballantine, special counsel to the Seller, for federal income tax purposes, the Issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation and the Class A Certificates will be characterized as debt. Each Certificateholder, by the acceptance of a Note, will agree to treat the Certificates as debt. See "Certain Federal Income Tax Consequences" herein.

ERISA CONSIDERATIONS...........  As described herein, the Class A Certificates may be purchased by Benefit Plans (as
                                  hereinafter defined) that are subject to the Employee Retirement Income Security Act of 1974 ("ERISA") or entities using assets of such Benefit Plans. Any Benefit Plan should consult its tax and/or legal advisors in determining whether all required conditions have been satisfied.

                                  The Class B Certificates are not eligible for purchase by a Benefit Plan.

RATING.........................  As a condition to the issuance of the
                                  Certificates, the Class A Certificates will be rated at least "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's") on the basis of the issuance of the Policy by the Insurer. There is no assurance that a rating will not be lowered or withdrawn by a rating agency based on a change in circumstances deemed by such rating agency to adversely affect the Class A Certificates. A rating is not a recommendation to purchase, hold or sell the Class A Certificates, in as much as such rating does not comment as to market price or suitability for a particular investor. See "Risk Factors - Ratings of the Certificates."

CERTAIN LEGAL MATTERS..........  Certain legal matters relating to the validity of the issuance of the Offered
                                  Certificates will be passed upon for the Issuer and the Underwriter by Dewey Ballantine, New York, NY.

                                  RISK FACTORS

RISK OF LOSSES ASSOCIATED WITH ACC'S UNDERWRITING PROCESS AND SUBJECTIVE CREDIT STANDARDS

         The underwriting standards applied by ACC may not be as stringent as those of the finance companies of motor vehicle manufacturers or other financial institutions since ACC purchases retail automobile installment contracts which may not meet the credit standards of traditional primary lenders. The ACC finance program focuses on the non-prime market including obligors with below average credit profiles who may not be able to receive financing from more traditional sources. The ACC finance program sets specific limits for the credit amount extended. ACC's credit decisions are judgmental. See "The Seller and Servicer -- Application Processing and Purchasing Criteria."

RISK OF LOSSES ASSOCIATED WITH LIMITED ASSETS

         The Issuer will not have, nor is it permitted or expected to have, any significant assets or sources of funds available for the payment of the Class A Certificates other than the Receivables, the Pre-Funding Account, the Capitalized Interest Account. Certificateholders must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account, the Capitalized Interest Account, the Reserve Account and, with respect to the Class A Certificates only, payments of claims made under the Policy. The Pre-Funded Amount on deposit in the Pre-Funding Account will be used solely to purchase Subsequent Receivables and is not available to cover losses on the Receivables. The Capitalized Interest Account is designed to cover obligations of the Issuer relating to that portion of its assets not invested in Receivables and is not designed to provide protection against losses on the Receivables. Similarly, although the Policy will be available on each Distribution Date to cover shortfalls in distributions of the Scheduled Payments with respect to the Class A Certificates on such Distribution Date, if the Insurer defaults in its obligations under the Policy, the Issuer will depend on current distributions on the Receivables and, with respect to the Class A Certificates only, amounts, if any, available therefor in certain collateral accounts maintained for the benefit of the Insurer to make payments on the Certificates. See "The Insurer" and "The Policy" herein.

RISK OF LOSSES ASSOCIATED WITH GEOGRAPHIC CONCENTRATION OF RECEIVABLES

         As of the Initial Cutoff Date (based on principal balance and mailing address of the Obligors), Obligors with respect to approximately ____% and ____% of the Receivables were located in California, Texas and Florida, respectively and substantially all of the rest of the Receivables were located in those states identified in the table on page __. See "The Trust Property". Accordingly, adverse economic conditions or other factors particularly affecting any of these states could adversely affect the delinquency or loan loss experience of the Issuer with respect to the Receivables.

RISK OF PREPAYMENT FROM THE PRE-FUNDING ACCOUNT BASED UPON ACC'S ABILITY TO ORIGINATE SUBSEQUENT RECEIVABLES

         To the extent that the Pre-Funded Amount has not been fully applied to the purchase of Subsequent Receivables by the Issuer by the end of the Funding Period, the Certificateholders will receive a prepayment of principal on the Mandatory Redemption Date in an amount equal to their pro rata share (based on the current principal balance of each Class and the Note Principal Balance) of the Pre-Funded Amount (exclusive of investment earnings) remaining in the Pre-Funding Account at the end of the Funding Period; provided that, if the total amount of such Pre-Funded Amount at the end of the Pre-Funding Period is $100,000 or less, such amount shall be applied exclusively to the Class of Class A Certificates then entitled to receive distribution. Any reinvestment risk from the prepayment of the Certificates from the Pre-Funded Amount at the end of the Funding Period will be borne by the Certificateholders. See "Maturity and Prepayment Considerations" and "Yield Considerations" herein.

         The conveyance of Subsequent Receivables to the Issuer during the Funding Period is subject to the conditions described herein under "The Trust Property -- Eligibility Criteria." The ability of the Issuer to invest in Subsequent Receivables is dependent upon the ability of ACC to originate through Dealers a sufficient amount of motor vehicle retail installment sales contracts that meet such eligibility criteria. The ability of the Seller to originate sufficient Subsequent Receivables may be affected by a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. The Seller has no basis to predict whether or the extent to which economic or social factors will affect the availability of Subsequent Receivables. Approximately $_________ of the Subsequent Receivables have already been originated and identified for transfer to the Issuer by the Seller. There can be no assurance that the Insurer will consent to the transfer of Subsequent Receivables during the Pre-Funding Period. See "The Trust Property" herein.

RISK OF LOWER YIELD ASSOCIATED WITH MATURITY AND PREPAYMENT CONSIDERATIONS

         All of the Receivables are prepayable at any time. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the related Financed Vehicle securing a Receivable without the consent of ACC. (For this purpose the term "prepayments" includes prepayments in full, certain partial prepayments related to refunds of extended service contract costs and unearned insurance premiums, liquidations due to default, Cram Down Losses, as well as receipts of proceeds from physical damage, repossession loss, credit life and credit accident and health insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayment on the Receivables may also be influenced by the structure of the loan, the nature of the Obligors and the Financed Vehicles and servicing decisions as discussed above. In addition, under certain circumstances, the Seller and the Servicer are obligated to purchase Receivables pursuant to the Sale, Servicing Agreement and Collateral Management Agreement as a result of breaches of certain covenants. The Servicer also has the right, subject to certain conditions, to purchase the Receivables when the Pool Balance is 10% or less of the Original Pool Balance. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Certificateholders. See "Yield Considerations".

RISK OF LOSSES ASSOCIATED WITH NONPRIME LENDING

         The Company's underwriting guidelines relate to a category of lending commonly known as "nonprime", in which loans may be made to applicants who have experienced certain adverse credit events but who meet certain other creditworthiness tests. Such "nonprime" loans may experience higher rates of delinquencies, repossessions and losses, especially under adverse economic conditions, as compared with loans originated pursuant to a traditional lending program. See "Risk Factors" -- in the Prospectus.

RISK OF LIMITED LIQUIDITY OR DELAYS IN PAYMENTS ASSOCIATED WITH BOOK-ENTRY REGISTRATION

         Issuance of the Certificates in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain definitive physical securities representing such Certificateholders' interests, except in certain circumstances described herein.

         Certificateholders may experience some delay in their receipt of distributions of interest on and principal of the Certificates since distributions may be required to be forwarded by the Trustee to DTC,

CEDEL or Euroclear and, in such case, DTC, CEDEL or Euroclear, as the case may be, will be required to credit such distributions to the accounts of its participating organization which thereafter will be required to credit them to the accounts of the Certificateholders either directly or indirectly through indirect participants. See "The Certificates -- Book-Entry Registration." See "Risk Factors" in the Prospectus.

RISK OF LIMITED LIQUIDITY OR LOWER MARKET PRICE ASSOCIATED WITH A REDUCTION OR WITHDRAWAL OF RATINGS OF THE CERTIFICATES

         As a condition to the issuance of the Certificates, the Class A Certificates will be rated at least "AAA" by S&P and "Aaa" by Moody's on the basis of the issuance of the Policy by the Insurer. There is no assurance that a rating will not be lowered or withdrawn by a rating agency based on a change in circumstances deemed by such rating agency to adversely affect the related Class of Class A Certificates. A rating is not a recommendation to purchase, hold or sell the Certificates, in as much as such rating does not comment as to market price or suitability for a particular investor. In the event that any rating initially assigned to the Certificates were subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the security insurer's claims-paying ability, no person or entity will be obligated to provide any additional credit enhancement with respect to the Certificates. Any reduction or withdrawal of a rating will have an adverse effect on the liquidity and market price of the Certificates. See "Ratings of the Certificates."

RISK OF LIQUIDATION OF TRUST PROPERTY ASSOCIATED WITH EVENTS OF DEFAULT UNDER THE INDENTURE

         So long as no Insurer Default shall have occurred and be continuing, neither the Indenture Trustee nor the Certificateholders may declare an Event of Default under the Indenture. So long as an Insurer Default shall not have occurred and be continuing, an Event of Default will occur only upon delivery by the Insurer to the Indenture Trustee of notice of the occurrence of certain events of default under the Insurance Agreement. Upon the occurrence of an Event of Default under the Indenture (so long as an Insurer Default shall not have occurred and be continuing), the Insurer will have the right, but not the obligation, to cause the liquidation, in whole or in part, of the Trust Property, which will result in redemption, in whole or in part, of the Certificates. Following the occurrence of an Event of Default, the Indenture Trustee will continue to submit claims under the Policy as necessary to enable the Issuer to continue to make payments of the Scheduled Payments with respect to the Class A Certificates.

RISK OF REDEMPTION OF THE CERTIFICATES ASSOCIATED WITH INSOLVENCY OF ACC FUNDING

         The Trust Agreement provides that, in the event that ACC Funding becomes insolvent, or is terminated or dissolved (a "Dissolution Event") and the Owner Trustee is unable to obtain an opinion of counsel satisfactory to the Insurer to the effect that the Issuer will not thereafter be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, the Issuer will effect redemption of the Certificates and the Certificateholder will terminate the Issuer and cause the winding-up of the affairs of the Issuer, unless within such 90 days the holders of a majority of the Certificate Percentage Interest (as defined in the Trust Agreement) agree in writing to continue the business of the Issuer and the Owner Trustee is able to obtain the opinion of counsel described above.

RISK OF LOSSES ASSOCIATED WITH NON-PERFECTION OF SECURITY INTERESTS IN CERTIFICATES OF TITLE FOR FINANCED VEHICLES AND WITH INSOLVENCY OF THE SELLER

         In connection with the sale and assignment of the Receivables to the Issuer, security interests in the Financed Vehicles which have been assigned by the Seller to the Issuer will be assigned by the Issuer to the Indenture Trustee. In most states, such an assignment is an effective conveyance of a security interest without amendment of any security interest noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. However, a security interest in a motor vehicle registered in the states in which a majority of Financed Vehicles purchased under ACC's finance programs are currently registered, may be perfected only by causing such vehicle's certificate of title to be amended to note the security interest of the secured party. Such notation of a secured party's security interest is generally effected in such states by depositing with the applicable state highway department, motor vehicle registrar or similar state authority, the vehicle's certificate of title, an application containing the name and address of the secured party, and the necessary registration fees.

         Because of the administrative burden and expense that would be entailed in doing so, the certificates of title for the Financed Vehicles will not identify the Indenture Trustee or the Owner Trustee as the secured party, and will not be deposited with the state highway department, motor vehicle registrar or other state authorities in any state. In the absence of such action, the Indenture Trustee and the Owner Trustee may not have a perfected security interest in the Financed Vehicles and, in the event that another person obtains a perfected security interest in a Financed Vehicle subsequent to the transfer of the Receivables to the Issuer, such person might acquire rights in such Financed Vehicle prior to the rights of the Issuer. The Seller will covenant in the Pooling and Servicing Agreement to repurchase any Receivable if, on the Closing Date a valid, subsisting and enforceable first priority security interest has not been perfected (or is not in the process of perfection) in favor of Accent Financial Services, OFL-A or the Seller, which will have been validly assigned to the Issuer and the Indenture Trustee, in the related Financed Vehicle. The Seller, as Servicer, will covenant in the Pooling and Servicing Agreement to repurchase any Receivable if, after the Closing Date, a valid, subsisting and enforceable first priority security interest in the name of Accent Financial Services, OFL-A or the Seller is not maintained on behalf of the Indenture Trustee in the related Financed Vehicle.

         The Seller has taken steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by the Seller under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will result in the consolidation of the assets and liabilities of the Issuer with those of the Seller. These steps include the creation of the Issuer as a separate, limited-purpose entity pursuant to its trust certificate (the "Trust Certificate"), the creation of separate limited purpose entities to hold the ownership interest in the Issuer pursuant to the Articles of Incorporation of each of ACC Receivables and ACC Funding which contain certain limitations (including restrictions on the nature of the business of each of ACC Receivables and ACC Funding) and a restriction on either's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of the members of its board of directors. The Certificates of Incorporation of each of ACC Receivables and ACC Funding also include a provision that requires each of ACC Receivables and ACC Funding to have at least two directors who qualify under the Articles of Incorporation as "independent directors."

         The Seller has received the advice of counsel, concluding on the basis of a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, a court would conclude that the assets and liabilities of the Seller would not be consolidated with the assets and liabilities of the Issuer, ACC Receivables or ACC Funding in the event of the application of the federal bankruptcy laws to the Seller. If a court concluded otherwise, or a filing were to be made under any Insolvency Law by or against the Seller, or if an attempt were to be made to litigate any of the foregoing issues, delays in the distributions on the Certificates (and possible reductions in the amount of such distributions) could occur. The Issuer is not expected to have any significant assets or sources of funds. In a case decided in 1993 by the United States Court of Appeals for the Tenth Circuit, such Circuit Court found that accounts sold prior to a bankruptcy should be treated as part of the bankruptcy estate of the seller of such accounts. If the Seller were to become a debtor in a bankruptcy proceeding and a court applied the reasoning of the Circuit Court reflected in the case described above to chattel paper, delays in payments to Certificateholders could occur or reductions in the amounts of such payments could result.

         The Seller intends that any transfer of Receivables to the Issuer will constitute a sale, rather than a pledge of the Receivables to secure indebtedness of the Seller. However, if the Seller were to become a debtor under any Insolvency Laws, a creditor or trustee in bankruptcy of the Seller, as debtor-in-possession, might argue that such sale of Receivables by the Seller was a pledge of

Receivables rather than a sale, and if such position -- that the transfer of Receivables was a pledge rather than a sale or otherwise should be treated as part of the bankruptcy estate of the Seller -- were presented to or accepted by a court, then delays in payments to Certificateholders could occur or reductions in the amounts of such payments could result. In addition, if the transfer of any Receivable is recharacterized as a pledge, then a tax lien, other governmental lien, or other lien created by operation of law on the property of the Seller may have priority over the Issuer's interest in such Receivable.

                                 USE OF PROCEEDS

         The net proceeds to be received by the Issuer from the sale of the Certificates will be used to pay the Seller, the purchase price for the Receivables, to make the deposits of the Pre-Funded Amount into the Pre-Funding Account and to make the initial deposit into the Capitalized Interest Account.

                               THE TRUST PROPERTY

GENERAL

         The Trust Property will include, among other things, the following: (a) motor vehicle retail installment sale contracts secured by new and used vehicles, light trucks and vans; (b) all monies paid or payable thereunder after the Initial Cutoff Date or the Subsequent Cutoff Date, as the case may be; (c) such amounts as from time to time may be held in the Lockbox Account, the Collection Account, the Pre-Funding Account, the Capitalized Interest Account and the Class B Reserve Fund; (d) an assignment of the interest of the Seller in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any accessions thereto; (e) an assignment of the rights of the Seller against Dealers under agreements between the Seller and such Dealers (the "Dealer Agreements"); (f) an assignment of the right to receive proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors; (g) an assignment of the rights of the Seller under the Receivables Purchase Agreement and any Subsequent Receivables Purchase Agreements (as defined herein); (h) the Receivables Files; and (i) all proceeds of the foregoing.

         Most of the Initial Receivables were, and most of the Subsequent Receivables were or will be, originated by Dealers in accordance with ACC's requirements under agreements with Dealers for assignment to the Seller, have been or will be so assigned, and evidence or will evidence the indirect financing made available to the Obligors by the Seller. The remaining Receivables were originated directly by the Seller or by Accent Financial Services, a wholly owned subsidiary of ACC. Dealer Agreements may provide for repurchase or recourse against the Dealer in the event of a breach of a representation or warranty by the Dealer under a Dealer Agreement.

         The "Pool Balance" at any time represents the aggregate principal balance of the Receivables at the end of the preceding Monthly Period (plus the amount, if any, then on deposit in the Pre-Funding Account on such date), after giving effect to all payments received from Obligors and any Purchase Amounts to be remitted by the Seller, for such Monthly Period and all losses, including Cram Down Losses, realized on Receivables liquidated during such Monthly Period.

         All of the Receivables not already owned by the Seller will be sold to the Seller pursuant to a Receivables Purchase Agreement (the "Receivables Purchase Agreement" and, in the case of Subsequent Receivables, a "Subsequent Receivables Purchase Agreement") and by the Seller to the Issuer pursuant to the Pooling and Servicing Agreement. One hundred percent (100%) of the Receivables (as a percentage of the aggregate principal balance) comprising the property of the Issuer consist of non-prime retail automobile installment sales contracts. The Receivables originally were, or, with respect to the Subsequent Receivables, were or will have been originated in the ordinary course of its business pursuant to ACC's finance programs and underwriting standards. Approximately $_________ by aggregate principal balance of non-prime retail automobile installment sales contracts that will become Subsequent Receivables have already been so originated by ACC.

ELIGIBILITY CRITERIA

         The Receivables (including some Receivables that will become Subsequent Receivables) were, or, with respect to the remaining Subsequent Receivables, will have been, selected according to several criteria, including the following: each Receivable (i) was originated in the United States, (ii) has a contractual APR that equals or exceeds ___%, (iii) provides for level monthly payments which provide interest at the APR and fully amortize the amount financed over an original term no greater than 72 months, (iv) is not more than 30 days past due as of the Initial Cutoff Date or Subsequent Cutoff Date, as the case may be, (v) is attributable to the purchase of a new or used automobile, light duty truck, van or mini-van and (vi) as of the Initial Cutoff Date or the Subsequent Cutoff Date, as the case may be, has a remaining term of not more than 72 months. No selection procedures adverse to the Certificateholders or the Insurer were utilized in selecting the Receivables to be conveyed to the Issuer.

         The obligation of the Issuer to purchase Subsequent Receivables on a Subsequent Transfer Date is subject to the condition that the Receivables owned by the Issuer, including the Subsequent Receivables to be conveyed to the Issuer on such Subsequent Transfer Date, meet the following criteria: (i) the Insurer (so long as no Insurer Default shall have occurred and be continuing), in its sole and absolute discretion shall have approved in writing the transfer of such Subsequent Receivables to the Issuer; (ii) not more than ___% of the principal balances of the Receivables owned by the Issuer relate to Financed Vehicles that are used automobiles, light duty trucks, vans or mini-vans; (iii) the weighted average APR of the Receivables owned by the Issuer is not less than ___%; (iv) the weighted average remaining term to maturity of the Receivables on such Subsequent Cutoff Date is not greater than 60 months; and (v) not more than ____% of the Receivables have Obligors whose mailing addresses are in Florida, not more than ____% of the Receivables have Obligors whose mailing address is in California, not more than ____% of the Receivables have obligors whose mailing address is in Texas, and not more than ____% of the Receivables have Obligors whose mailing address is in any one other state. As to clauses (ii), (iii) and
(iv) in the immediately preceding sentence, such criteria will be based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Receivables, including the Subsequent Receivables, on the related Subsequent Cutoff Date, and as to clause (v) in the immediately preceding sentence, such criteria will be based on the mailing addresses of the Obligors of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on the related Subsequent Cutoff Date.

         Except for the criteria described in the preceding paragraphs, there are no required characteristics for the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the Issuer, the aggregate characteristics of the entire pool of Receivables owned by the Issuer, including the composition of the Receivables, the distribution by APR, the geographic distribution and the distribution by remaining term to maturity described in the following tables, may vary from those of the Initial Receivables.

                     COMPOSITION OF THE INITIAL RECEIVABLES

                                            Total Pool of Initial Receivables
Original Pool Balance
Number of Initial Receivables
Average Principal Balance(1)
Range of Principal Balances
Average Original Amount Financed(2)
         Range of Original Amounts Financed
Weighted Average APR(3)
         Range of APRs
Weighted Average Original Term(3)
         Range of Original Terms
Weighted Average Remaining Term(3)
         Range of Remaining Terms
Weighted Average Months of Seasoning(3)
         Range of Months of Seasoning

----------
(1)    Sum of Principal Balance divided by total number of loans.
(2)    Sum of aggregate Amount Financed divided by total number of loans.
(3)    Weighted by Principal Balance as of the Cutoff Date.

                 DISTRIBUTION BY APR OF THE INITIAL RECEIVABLES
                             (as of the Cutoff Date)


                                             Percentage        Number
                           Aggregate             by             of            Percentage
                           Principal          Principal       Initial             by
          APR Range         Balance            Balance       Receivables        Number
          ---------        ---------         ----------      -----------      ----------



           Total:

----------
(1)  Due to rounding, may not add up to 100.00%.


                     DISTRIBUTION BY INTEREST ACCRUAL METHOD
                             (as of the Cutoff Date)

                           Aggregate            Percentage of           Number of
        Interest           Principal              Aggregate              Initial        Percentage
     Accrual Method         Balance           Principal Balance         Receivables      by Number
     --------------        ---------          -----------------         -----------     ----------


Rule of 78s




         Total:


----------
(1)  Due to rounding, may not add up to 100.00%.

                STATE DISTRIBUTION BY MAILING ADDRESS OF OBLIGOR
                             (as of the Cutoff Date)


                                         Percentage
                          Aggregate          by            Number         Percentage
                          Principal       Principal          of               by
         Location          Balance         Balance       Receivables        Number
         --------         ---------      ----------      -----------      ----------
Alabama
Arizona
Arkansas
California
Colorado
Delaware
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maryland
Michigan
Mississippi
Missouri
Montana
Nebraska
Nevada
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
South Carolina
South Dakota
Tennessee
Texas
Virginia
Washington
Washington DC
West Virginia

  Total:

----------
(1)  Due to rounding, may not add up to 100.00%.

                DISTRIBUTION BY REMAINING TERM OF THE RECEIVABLES
                             (as of the Cutoff Date)


                                                Percentage
                              Aggregate             by                 Number            Percentage
     Remaining Term           Principal          Principal               of                  by
          Range                Balance            Balance        Initial Receivables       Number
     --------------           ---------         ----------       -------------------     ----------
        21 to 23
        24 to 29
        30 to 35
        36 to 41
        42 to 47
        48 to 53
        54 to 59
        60 to 65
        66 to 71
        72 to 72


         Total:

----------
(1)  Due to rounding, may not add up to 100.00%.


         As of the Initial Cutoff Date, approximately ____% of the total number of the Initial Receivables owned by the Issuer, and approximately ____% by principal balance of the Initial Receivables owned by the Issuer, relate to new automobiles, light-duty trucks, vans and mini-vans. As of the Initial Cutoff Date, approximately ____% of the total number of the Initial Receivables included in the Trust Property, and approximately ____% by principal balance of the Initial Receivables owned by the Issuer, relate to used automobiles and light-duty trucks.

PAYMENTS ON THE RECEIVABLES

         Each Receivable provides for the allocation of payments according to
(i) the simple interest method ("Simple Interest Receivables") or (ii) the "sum of periodic balances" or "sum of monthly payments" method ("Actuarial Receivables"). Except as otherwise described, the scheduled payment on each Receivable is a fixed level monthly payment which will amortize the full amount of the Receivable over its term assuming, in the case of each Simple Interest Receivable, that the Obligor does not pay any installment after its due date.

         Payments on Simple Interest Receivables will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

         An Actuarial Receivable provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated APR for the term of such Receivable. The amount of each scheduled payment is calculated in accordance with the Rule of 78s. Notwithstanding the foregoing, the rate at which such amount of finance charges is earned and, correspondingly, the amount of each scheduled payment allocated to reduction of the outstanding principal balance of an Actuarial Receivable is calculated in accordance with the actuarial method and all payments (other than partial prepayments) received by the Servicer on or in respect of the Actuarial Receivables will be allocated pursuant to the Pooling and Servicing Agreement on an actuarial basis. Collections on an Actuarial Receivable made during a Collection Period will be applied first, to the scheduled payment on such Actuarial Receivable, and second, to any late fees accrued with respect to such Actuarial Receivable. Any collections remaining shall be applied to reduce the principal balance of the Actuarial Receivable.

REPURCHASE OBLIGATIONS

         In connection with the sale of the Receivables, the security interests in the Financed Vehicles securing the Receivables have been assigned by ACC to the Issuer and by the Issuer to the Indenture Trustee. ACC, as Seller will be obligated to repurchase any Receivable sold to the Issuer as to which a breach has occurred as to the representation and warranty that a security interest in the Financed Vehicle securing such Receivable has not been perfected (or was not, at the time such representation and warranty was made, in the process of perfection) in favor of Accent Financial Services, OFL-A or ACC, if such breach will materially adversely affect such Receivable or the interests of the Certificateholders or the Insurer and, if such failure or breach is not cured by the last day of the first full calendar month following the discovery by or notice to the breaching party of the breach.

         The Pooling and Servicing Agreement provides that if the Seller breaches certain representations and warranties relating to the Receivables and the Financed Vehicles in a manner that materially and adversely affects any Receivable or the interests of the Certificateholders or the Insurer or the interests of the Issuer, the Seller shall, unless such breach shall have been cured in all material respects, purchase such Receivable from the Issuer. The Seller shall be obligated to repurchase such Receivable if its breach under the Pooling and Servicing Agreement is not cured by the last day of the first full calendar month following the discovery by or notice to the Seller of the breach.

         The Pooling and Servicing Agreement also provides that if the Servicer breaches certain of its servicing obligations under the Pooling and Servicing Agreement (including, but not limited to its obligation to ensure that the perfected security interest of Accent Financial Services, OFL-A or ACC in the related Financed Vehicles is maintained) or certain other covenants with regard to the Servicer, in each case only in a manner that materially and adversely affects the interests of any Receivable or the interests of the Certificateholders or the Insurer or the interests of the Issuer, the Servicer shall, unless such breach shall have been cured in all material respects, purchase such Receivable from the Issuer. The Servicer shall be obligated to repurchase such Receivable if a Servicer breach under the Pooling and Servicing Agreement is not cured by the last day of the first full calendar month following the discovery by or notice to the Servicer of the breach.

MATURITY AND PREPAYMENT ASSUMPTIONS

         All the Receivables are prepayable at any time, provided that an Actuarial Receivable must be prepaid in full. If prepayments are received on the Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life (i.e., the weighted average life assuming that payments will be made as scheduled and that no prepayments will be made). (For this purpose, the term "prepayments" also includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability, and casualty insurance policies.) Weighted average life means the average amount of time during which each dollar of principal on a Receivable is outstanding.

         The rate of prepayments on the Receivables may be influenced by a variety of factors, including the fact that an Obligor may not transfer its equity in a Financed Vehicle without the consent of ACC. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne by the Certificateholders. See also "Further Provisions of the Principal Transaction Documents -- Termination" regarding the Servicer's option to purchase all of the Receivables as of the last day of any month in which the Pool Balance at the close of business on the Record Date is less than 10% of the original balance of the Certificates. See also "Description of the Certificates
- Mandatory Prepayment" regarding mandatory partial prepayment of the Certificates in the event that any portion of the Pre-Funded Amount remains after giving effect to the purchase of all Subsequent Receivables during the Funding Period.

                              YIELD CONSIDERATIONS

         Interest on the Receivables will be paid to the Certificateholders on each Distribution Date in an amount equal to one-twelfth of the applicable Note Interest Rate applied to the principal balance of the related Class of Certificates on the last day of the preceding Collection Period. In the event of prepayments on Receivables, Certificateholders will nonetheless be entitled to receive interest for the full month on the Certificates. The Receivables have different APRs, as set forth above. In all cases, however, the APR exceeds the sum of (i) the Servicing Fee Rate and (ii) the applicable Note Interest Rate.


                      DELINQUENCY AND LOAN LOSS INFORMATION

         Set forth below is certain information concerning ACC's delinquency and loss experience with respect to its gross servicing portfolio of retail installment sale contracts for new and used automobiles, light duty trucks, vans and mini-vans acquired pursuant to its finance programs. Delinquency is recognized on a contractual basis only. Installment payments must equal or exceed 90% of the scheduled payment due for a contract to be considered current.

                        ACC CONSUMER FINANCE CORPORATION
                             HISTORICAL DELINQUENCY
                          (DOLLAR AMOUNTS IN THOUSANDS)



                                Quarter Ended       Quarter Ended     Quarter Ended       Quarter Ended    Quarter Ended
                                   3/31/97            12/31/96           9/30/96             6/30/96          3/31/96

                             Dollars    Percent  Dollars  Percent  Dollars   Percent   Dollars   Percent Dollars  Percent
Amount Outstanding (1)       $303,986     100%  $251,751    100%  $209,761     100%   $172,562     100%  139,969   100%

Delinquencies (2)
       31-60 Days               7,794    2.56%     7,870   3.13%     5,959    2.84%      4,609    2.67%    2,069  1.48%
       61-90 Days               2,631    0.87%     2,341   0.93%     1,656    0.79%      1,255    0.73%      798  0.57%
       Over 90 Days               766    0.25%       813   0.32%       451    0.22%        387    0.22%      193  0.14%
            Subtotal:          11,191    3.68%    11,024   4.38%     8,066    3.85%   $  6,251    3.62%    3,060  2.19%

Skips                              55    0.02%       394   0.16%       257    0.12%         60    0.03%      157  0.11%
Bankruptcies                    1,372    0.45%     1,266   0.50%       832    0.40%        525    0.30%      610  0.43%
Repossessions on hand (3)       2,454    0.81%     2,216   0.88%     1,685    0.80%      1,369    0.99%    1,130  0.81%
                             --------    ----    -------   ----    -------    ----      ------    ----    ------  ----
Total Delinquencies and
   Repossessions on hand     $ 15,072    4.96%   $14,900   5.92%   $10,840    5.17%     $8,205    4.75%   $4,957  3.54%




                                   Quarter Ended
                                     12/31/95

                             Dollars        Percent
Amount Outstanding (1)       117,539          100%

Delinquencies (2)
       31-60 Days              3,064         2.61%
       61-90 Days              1,014         0.86%
       Over 90 Days              275         0.23%
            Subtotal:          4,353         3.70%

Skips                            180         0.15%
Bankruptcies                     463         0.39%
Repossessions on hand (3)        861         0.73%
                              ------         ----
Total Delinquencies and
   Repossessions on hand      $5,857         4.98%

----------
(1)  Amount outstanding is the net remaining principal balance.
(2) The period of delinquency is based on the number of days payments are contractually past due.
(3) Amounts shown represent the remaining balance of installment loans which have been repossessed, but not yet liquidated.

                        ACC CONSUMER FINANCE CORPORATION
                         HISTORICAL NET LOSS EXPERIENCE
                          (DOLLAR AMOUNTS IN THOUSANDS)


                                                      Quarter     Quarter     Quarter     Quarter      Quarter       Quarter
                                                       Ended       Ended       Ended       Ended        Ended         Ended
                                                      3/31/97    12/31/96     9/30/96     6/30/96      3/31/96      12/31/95
                                                      -------    --------     -------     -------      -------      --------
Principal amount outstanding (1).................     $303,986    $251,751    $209,761     $172,562    $139,969     $117,539
Average principal amount outstanding (2).........     $274,507    $232,617    $191,162     $156,266    $128,754     $108,784

Number of loans outstanding......................       27,880      23,145      19,410       16,034      13,049       10,935
Average number of loans outstanding (2)..........       25,236      21,278      17,722       14,542      11,992       10,083

Number of repossessions (3)......................          597         526         434          291         279          184
Principal amount of repossessions (3) (4)........       $6,703      $5,773      $4,729       $3,156      $2,984       $1,983
Number of repossessions as a percent of average
    number of loans outstanding (5)..............         9.46%       9.89%       9.80%        8.00%       9.31%        7.30%

Principal amount of repossessions as a percent of
    average principal amount outstanding (5).....         9.77%       9.93%       9.90%        8.08%       9.27%        7.29%
Net losses excluding benefits of VSI Policy (6)..       $4,109      $3,215      $2,442       $1,548      $1,636       $1,500
Net losses as a percent of average principal
    amount outstanding (5).......................         5.99%       5.53%       5.11%        3.96%       5.08%        5.52%
Net losses including benefits of VSI Policy (6)..       $3,543      $2,945      $2,227       $1,329      $1,417       $1,233
Net losses as a percent of average principal amount
    outstanding (5)(6)...........................         5.16%       5.06%       4.66%        3.40%       4.40%        4.53%

----------
(1)   Principal Amount Outstanding is the net remaining principal balance.
(2) For the three-month period ended December 31, 1996, average principle outstanding as of the beginning and the end of each month during the period. For prior periods, average of principle outstanding as of the beginning and the end of the period presented.
(3) For the quarters ended after December 31, 1995, the numbers and amounts of repossessions are net of reinstatements.
(4)   Remaining principal balance at time of repossession.
(5)   Annualized.
(6) Net Losses are net of recoveries and include remaining principal balance at time of charge-off. In the case of repossession, net losses include the remaining balance at the time of repossession less liquidation proceeds (for disposed vehicles) or the NADA wholesale value (for vehicles repossessed but not sold). Net losses do not include repossessions that are less than 120 days delinquent and are not charged off.


         The data presented in the above tables are for illustrative purposes only. There is no assurance that ACC's delinquency, credit loss and repossession experience with respect to automobile, light duty truck, van and mini-van installment sale contracts in the future, or the experience of the Issuer with respect to the Receivables, will be similar to that set forth above. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles, light duty trucks, vans and mini-vans.

INSURANCE

         In addition to the physical damage insurance policies maintained by the borrowers naming Accent Financial Services or OFL-A as the loss payee, ACC maintains VSI Insurance on all automobile loans. This policy was put in place effective January 1, 1995 and covers the entire portfolio. This protects ACC's interest in the collateral against uninsured physical damage, filing errors and omissions.

         ACC maintains fidelity bond coverage insuring against losses through wrongdoing of its officers, employees and agents.

                                    THE TRUST

GENERAL

         The Trust will be formed in accordance with the laws of the State of Delaware, pursuant to the Pooling and Servicing Agreement, solely for the purpose of effectuating the transactions described herein. Prior to formation, the Trust will have had no assets or obligations and no operating history. Upon formation, the Trust will not engage in any business activity other than acquiring and holding the Receivables and, during the Funding Period, the Pre-Funded Amount, issuing the Certificates and distributing payments thereon. As described under "Description of the Trust Documents - Servicing Compensation and Trustee's Fees, a portion of the monthly collections with respect to the Receivables will be paid to the Servicer as servicing compensation. All other expenses of the Trust will be paid as provided in the Pooling Agreement.

                         DESCRIPTION OF THE CERTIFICATES

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement to be entered into by the Servicer, the Seller, and the Trustee. The Trustee will provide a copy of the Pooling and Servicing Agreement to subsequent Certificateholders without charge on written request addressed to its Corporate Trust Department at________________________.

         The following summary describes certain terms of the Pooling and Servicing Agreement, does not purport to be complete and is subject to and qualified in its entirety by reference to the Pooling and Servicing Agreement. Wherever provisions of the Pooling and Servicing Agreement are referred to, such provisions are hereby incorporated herein by reference.

GENERAL

         The obligations evidenced by the Certificates are recourse to the assets of the Trust only and are not recourse to the Seller, the Servicer, the Trustee, or any other Person. The Trustee will agree in the Pooling and Servicing Agreement and in the Certificates to pay to the Certificatholders (i) an amount of principal equal to the Initial Principal Balance and (ii) interest due on the Certificates, in each case at the times, from the sources and on the terms and conditions set forth in the Pooling and Servicing Agreement and in the Certificates.

         The Certificates will be issued in fully registered form only, as authenticated by the Trustee. Each Certificate will evidence [$1,000,000] or more of the Initial Principal Balance.

         The "Percentage Interest" owned by a Certificateholder will be expressed, for voting and certain other purposes under the Pooling Agreement, as the percentage obtained by dividing the denomination representing the Percentage Interest of the related Certificate by the Initial Certificate Principal Amount. The Certificates are transferable and exchangeable through the Trustee at its Corporate Trust Department in ____________________. No service charge will be made for any registration of transfer or exchange of Certificates, but a sum sufficient to cover any tax or other governmental charge may be required to be paid by the Certificateholder.

         Payments on the Certificates are required to be made by the Trustee on each Payment Date, to persons in whose names Certificates are registered as of the last day of the immediately preceding the calendar month (the "Record Date").

         The First Payment Date for distributions to the Certicateholders will be ____________, 199__. Payments are required to be made by the Trustee, by check mailed or, if requested by the Certificateholder, by wire transfer of immediately available funds, to Certificateholders entitled thereto at the address appearing on the Certificate register on the Record Date.

MANDATORY REDEMPTION

         Each Class of Certificates will be redeemed in part on the Mandatory Redemption Date in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period. The aggregate principal amount of each Class of Certificates to be redeemed will be an amount equal to such Class's pro rata share (based on the respective current principal amount of each Class of Certificates) of the remaining Pre-Funded Amount on such date (such Class's "Note Prepayment Amount"). Approximately $_________ already been originated and identified for transfer to the Issuer by the Seller.

OPTIONAL REDEMPTION

         The Class A Certificates and the Class B Certificates, to the extent still outstanding, may be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables (with the consent of the Insurer, if a claim has previously been made under the Policy or if such purchase would result in a claim under the Policy or if such purchase would result in any amount owing to the Insurer remaining unpaid). The Servicer may purchase the Receivables when the Pool Balance has declined to 10% or less of the Original Pool Balance. Such redemption will affect early retirement of the Certificates of such Classes. The redemption price will be equal to the unpaid principal amount of the Certificates of each such Class, plus accrued and unpaid interest thereon (the "Redemption Price").


EVENTS OF DEFAULT

         Unless an Insurer Default shall have occurred and be continuing, "Events of Default" under the Indenture will consist of those events defined in the Insurance Agreement as Insurance Agreement Indenture Cross-Defaults, and will constitute an Event of Default under the Indenture only if the Insurer shall have delivered to the Indenture Trustee, and not rescinded, a written notice specifying that any such Insurance Agreement Indenture Cross-Defaults constitutes an Event of Default under the Indenture. "Insurance Agreement Indenture Cross-Defaults" consist of: (i) a demand for payment being made under the Policy; (ii) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer; (iii) the Issuer becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; (iv) on any Distribution Date, the sum of the Available Funds with respect to such Distribution Date plus the amount (if any) available from certain collateral accounts maintained for the benefit of the Insurer being less than the sum of the amounts described in clauses (a)-(e) under "Description of the Trust Documents -- Distributions" herein; and (v) any failure to observe or perform in any material respect any other covenants or agreements in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect when made, and such failure continuing or not being cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of such failure or incorrect representation or warranty to the Issuer and the Indenture Trustee by the Insurer.

         Upon the occurrence of an Event of Default, so long as an Insurer Default shall not have occurred and be continuing, the Insurer will have the right, but not the obligation, to cause the Trust Collateral Agent to liquidate the Trust Property in whole or in part, on any date or dates following the acceleration of the Class A Certificates due to such Event of Default as the Insurer, in its sole discretion, shall elect, and to deliver the proceeds of such liquidation to the Indenture Trustee for distribution in accordance with the terms of the Indenture. The Insurer may not, however, cause the Trust Collateral Agent to liquidate the Trust Property in whole or in part if the proceeds of such liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the Class A Certificates, unless such Event of Default arose from a claim being made on the Policy or from certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer. Following the occurrence of any Event of Default, the Indenture Trustee and the Owner Trustee will continue to submit claims as necessary under the Policy for any shortfalls in the Scheduled Payments on the Class A Certificates. Following any Event of Default under the Indenture, the Insurer in its sole discretion may elect to pay all or any portion of the outstanding amount of the Class A Certificates, plus accrued interest thereon. See "The Policy" herein.

                                   THE INSURER

         The following information has been obtained from _________________ (the "Insurer") and has not been verified by the Seller, the Servicer or ___________. No representation or warranty is made by the Seller, the Servicer or _________ with respect thereto.


                                   THE POLICY

         Simultaneously with the issuance of the Certificates, the Insurer will deliver the Policy to the Trustee for the benefit of each Class A Certificateholder. Under the Policy, the Insurer will unconditionally and irrevocably guarantee to the Trustee for the benefit of each Class A Certificateholder the full and complete payment of (i) Scheduled Payments (as defined below) on the Class A Certificates and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law.

         "Scheduled Payments" means payments which are scheduled to be made on the Class A Certificates during the term of the Policy in accordance with the original terms of the Class A Certificates when issued and without regard to any subsequent amendment or modification of the Class A Certificates that has not been consented to by the Insurer, which "Scheduled Payments" are (i) the Class A Certificateholders' Interest Distributable Amount and (ii) the Class A Certificateholders' Principal Distributable Amount with respect to a Distribution Date; Scheduled Payments do not include payments which become due on an accelerated basis as a result of (a) a default by the Issuer, (b) an election by the Issuer to pay principal on an accelerated basis, (c) the occurrence of an Event of Default under the Indenture or (d) any other cause, unless the Insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event the Insurer does not so elect, the Policy will continue to guarantee Scheduled Payments due on the Class A Certificates in accordance with their original terms. Scheduled Payments shall not include (x) any portion of a Class A Certificateholders' Interest Distributable Amount due to Class A Certificateholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by the Insurer, (y) any portion of a Class A Certificateholders' Interest Distributable Amount due to Class A Certificateholders representing interest on any Class A Certificateholders' Interest Carryover Shortfall, or (z) any Class A Note Prepayment Amounts unless, in each case, the Insurer elects, in its sole discretion, to pay such amount in whole or in part. Scheduled Payments shall not include, nor shall coverage be provided under the Policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a Class A Certificateholder.

         Payment of claims on the Policy made in respect of Scheduled Payments will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third Business Day (as defined below) following Receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the Class A Certificates.

         If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Insurer shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Insurer from the Trustee of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Class A Certificateholder is required to return principal or interest paid on the Class A Certificates during the term of the Policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the Class A Certificateholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Class A Certificateholder, in such form as is reasonably required by the Insurer and provided to the Class A Certificateholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Class A Certificateholder relating to or arising under the Class A Certificates against the Issuer or otherwise with respect to such preference payment, or (ii) the date of Receipt (as defined below) by the Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Insurer shall have received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Class A Certificateholder directly (unless a Class A Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such Class A Certificateholder upon proof of such payment reasonably satisfactory to the Insurer). In connection with the foregoing, the Insurer shall have the rights provided in the Indenture.

         The terms "Receipt" and "Received" with respect to the Policy shall mean actual delivery to the Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Insurer or its fiscal agent shall promptly so advise the Trustee, and the Trustee may submit an amended notice.

         Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in Wilmington, Delaware, the City of New York or Minneapolis, Minnesota or any other location of any successor Servicer or Trustee are authorized or obligated by law, executive order or governmental decree to be closed.

         The Insurer's obligations under the Policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the Trustee as provided in the related Policy whether or not such funds are properly applied by the Trustee.

         The Insurer shall be subrogated to the rights of each Class A Certificateholder to receive payments of principal and interest to the extent of any payment by the Insurer under the Policy.

         Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Insurer for borrowed money. Claims against the Insurer under the Policy and claims against the Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Issuer. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments with respect to the Class A Certificates. The Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.


                       DESCRIPTION OF THE TRUST DOCUMENTS

         The following summary describes certain terms of the Receivables Purchase Agreement and any Subsequent Receivables Purchase Agreement (together, the "Receivables Purchase Agreements"), the Pooling and Servicing Agreement, any Subsequent Transfer Agreement (together, the "Trust Documents"). Forms of the Trust Documents have been filed as exhibits to the Registration Statement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Documents. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Trust Documents set forth in the Prospectus.

SALE AND ASSIGNMENT OF RECEIVABLES.

         On or prior to the Closing Date, or, with respect to Subsequent Receivables, the related Subsequent Transfer Date, the Seller will enter into a Pooling and Servicing Agreement with the Issuer pursuant to which the Seller will, on or prior to such Closing Date, or, with respect to Subsequent Receivables, the related Subsequent Transfer Date, sell and assign to the Issuer, without recourse, its entire interest in and to the related Receivables, including its security interest in the Financed Vehicles securing such Receivables and its rights to receive all payments on, or proceeds with respect to, such Receivables to the extent paid or payable after the applicable Cutoff Date. Pursuant to the Pooling and Servicing Agreement, the Seller will agree that, upon the occurrence of a breach of a representation or warranty under the Trust

Documents with respect to any of the Receivables, the Issuer and certain other parties will be entitled to require the Seller to repurchase such Receivables from the Issuer. Such rights of the Issuer under the Pooling and Servicing Agreement will constitute part of the property of the Issuer and may be enforced directly by the Owner Trustee and the Insurer. In addition, the Issuer will pledge such rights to the Indenture Trustee as collateral for the Certificates, and such rights may be enforced directly by the Indenture Trustee.

         Each Receivable transferred by the Seller to the Issuer will be identified in a schedule appearing as an exhibit to the Trust Documents (the "Schedule of Receivables").

ACCOUNTS

         Each Obligor will be instructed to make payments with respect to the Receivables after the Cutoff Date directly to one or more post office boxes or other mailing locations (each, a "Lockbox") maintained by the Lockbox Bank, and a segregated account will be established and maintained with a bank or banks acceptable to the Insurer, in the name of the Indenture Trustee for the benefit of the Certificateholders, into which all payments made from Obligors to a Lockbox on or with respect to the Receivables must be deposited within one business day of receipt (the "Lockbox Account"). The Issuer will also establish and maintain with the Indenture Trustee one or more accounts (the "Collection Account"), in the name of the Indenture Trustee on behalf of the Certificateholders and the Insurer, into which all amounts previously deposited in the Lockbox Account in respect of the Receivables will be transferred within two business days of deposit in the Lockbox Account. The Collection Account will be maintained with the Indenture Trustee so long as the Indenture Trustee's deposits have a rating acceptable to the Insurer and the Rating Agencies. If the deposits of the Indenture Trustee or its corporate parent no longer have such acceptable rating, the Servicer shall, with the Indenture Trustee's assistance as necessary, cause such Accounts to be moved within 30 days to a bank whose deposits have such rating.

         The Trustee will also establish and maintain an account, in its own name for the benefit of the Indenture Trustee, on behalf of the Class A Certificateholders and the Insurer in which amounts released from the Collection Account for distribution to Class A Certificateholders will be deposited and from which all distributions to Class A Certificateholders will be made (the "Class A Note Distribution Account"). The Trustee will also establish and maintain an account, in its own name for the benefit of the Indenture Trustee, on behalf of the Class B Certificateholders in which amounts released from the Collection Account for distribution to Class B Certificateholders will be deposited and from which all distributions to Class B Certificateholders will be made (the "Class B Note Distribution Account"). The Trustee will also establish and maintain an account, on behalf of the Certificateholders, in which amounts released from the Collection Account for distribution to the Issuer will be deposited and from which all distributions to Certificateholders will be made (the "Certificate Distribution Account").

         On the Closing Date, a cash amount funded from the proceeds of the sale of the Certificates equal to approximately $_________ (the "Initial Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") which will be established with the Trustee and used solely to pay the Seller the Purchase Price for Subsequent Receivables. The "Funding Period" is the period from the Closing Date until the earliest of(i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000, (ii) the date on which an Event of Default under the Indenture or a Servicer Termination Event occurs under the Pooling and Servicing Agreement, or (iii) the Distribution Date in _________. The Initial Pre-Funded Amount, as reduced from time to time during the Funding Period by the amount thereof used to purchase Subsequent Receivables in accordance with the Pooling and Servicing Agreement, is referred to herein as the "Pre-Funded Amount." Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the Receivables.

         The Seller expects that the Pre-Funded Amount will be reduced to less than $100,000 on or before the end of the Funding Period, although no assurance can be given in this regard. Approximately $_________ of the Subsequent Receivables have already been originated and identified for transfer to the Issuer by the Seller. There can be no assurance that the Insurer will consent to the transfer of Subsequent Receivables during the Pre-Funding Period. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Certificateholders as described herein. The "Mandatory Redemption Date" is the earlier of (i) the Distribution Date in _________ or (ii) if the last day of the Funding Period occurs on or prior to the Determination Date (as defined herein) occurring in _________, the Distribution Date relating to such Determination Date.

         On the Closing Date, a cash amount shall be deposited in an account (the "Capitalized Interest Account") which will be established with the Trustee. The amount, if any deposited in the Capitalized Interest Account will be applied on the Distribution Dates occurring in _________ to fund an amount (the "Monthly Capitalized Interest Amount") equal to the amount of interest accrued for each such Distribution Date at the weighted average Interest Rates on the portion of the Certificates having a principal balance in excess of the principal balances of the Receivables (which portion will equal the Pre-Funded Amount). Any amounts remaining in the Capitalized Interest Account on the Mandatory Redemption Date and not used for such purposes are required to be paid directly to the Issuer on such date. See "Description of the Trust Documents -- Accounts."

         All such Accounts shall be Eligible Deposit Accounts (as defined in the Indenture) acceptable to the Insurer (so long as no Insurer Default has occurred and is continuing).

SERVICING COMPENSATION AND INDENTURE TRUSTEES' FEES

         Each month the Servicer will receive a fee for servicing the Receivables (the "Servicer Fee") equal to (a) the product of one-twelfth of 3.00% (the "Servicing Fee Rate") and the Pool Balance outstanding at the beginning of the calendar month immediately preceding such Distribution Date (the "Servicing Fee") plus (b) a supplemental servicing fee (the "Supplemental Servicing Fee") equal to (i) any late fees, prepayment fees, liquidation fees and other administrative fees and expenses collected during such month, plus
(ii) the net realized earnings on all investments of funds deposited in the Collection Account during such month. So long as ACC is the Servicer, a portion of the Servicing Fee will be payable to the Backup Servicer for agreeing to stand by as successor Servicer and for performing certain other functions. Payments by or on behalf of Obligors will be allocated to scheduled payments, late fees and other charges and principal and interest in accordance with the Servicer's normal practices and procedures.

         The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of automotive receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, reporting tax information to Obligors, paying costs related to disposition of defaulted accounts, and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables, including accounting for collections and furnishing monthly and annual statements to the Issuer and the Insurer with respect to distributions and generating federal income tax information. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables and for payment of the fees of the Backup Servicer.

          On each Distribution Date, the Indenture Trustee is entitled to receive a fee for its services as Indenture Trustee during the prior Monthly Period in an amount agreed upon by the Indenture Trustee and the Servicer.

CERTAIN ALLOCATIONS

         On each Determination Date, the Servicer will be required to deliver the Servicer's Certificate to the Indenture Trustee and the Insurer specifying, among other things, the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be purchased by the Seller, the Servicer, all with respect to the preceding Monthly Period.

         On each Determination Date the Indenture Trustee will (based solely on the information contained in the Servicer's Certificate delivered on the related Determination Date) deliver to the Trustee, the Insurer and the Servicer a Deficiency Notice specifying the Deficiency Claim Amount, if any, for such Distribution Date. Such Deficiency Notice will direct the Trustee to remit such Deficiency Claim Amount from amounts on deposit in certain collateral accounts maintained for the benefit of the Insurer for deposit in the Collection Account.

DISTRIBUTIONS

         On each Distribution Date, the Servicer is required to instruct the Indenture Trustee to make the following distributions in the following order of priority:

         1. From the Distribution Amount, to the Servicer, the Servicing Fee for the related Monthly Period, any Supplemental Servicing Fees for such month and certain other amounts relating to mistaken deposits, postings or checks returned for insufficient funds to the extent the Servicer has not reimbursed itself in respect of such amount or to the extent not retained by the Servicer.

         2. From the remaining Distribution Amount, to any Lockbox Bank or other relevant local bank, the Indenture Trustee, Custodian and Backup Servicer, (including the Indenture Trustee if acting in any such additional capacity), any accrued and unpaid trustees' fees and any accrued and unpaid fees (in each case, to the extent such fees have not been previously paid by the Servicer).

         3. From the remaining Distribution Amount plus the related portion of any Policy Claim Amount, if any, to the Class A Note Distribution Account, the Class A Certificateholders' Interest Distributable Amount.

         4. From the remaining Distribution Amount plus the related portion of any Policy Claim Amount, if any, to the Class A Note Distribution Account, the Class A Certificateholders' Principal Distributable Amount, to be distributed as described under "Description of the Certificates -- Payments of Principal."

         5. From the remaining Distribution Amount, to the Insurer, the Premium Amount then due it and any amounts owing under the Insurance Agreement.

         6. From the Available Funds plus amounts available to be withdrawn from the Class B Reserve Fund, to the Class B Note Distribution Account, the Class B Certificateholders' Interest Distributable Amount.

         7. From Available Funds to the Trustee for deposit in accordance with the terms of the Spread Account Agreement to fund certain reserve accounts maintained for the benefit of the Insurer, until such reserve accounts are funded at their required level.

         8. From Available Funds, plus amounts available to be withdrawn from the Class B Reserve Fund in excess of the Floor Amount, to the Class B Note Distribution Account, the Class B Certificateholders' Principal Distributable Amount.

         9. From Available Funds, together with any amounts released from the Class B Reserve Fund or the Spread Account, all remaining funds to the Class B Certificateholders to reduce the principal balance of the Class B Certificates until the principal balance of the Class B Certificates is reduced to zero.

         10. From Available Funds, to the Certificate Distribution Account, or as otherwise specified in the Trust Documents, any remaining funds.

         11.      From the Certificate Distribution Account to the
                  Certificateholders.

         In the event that the Servicer's Certificate indicates that the Distribution Amount will be insufficient on any Distribution Date to cover the distributions required pursuant to clauses (a) through (e) above on such Distribution Date, the Indenture Trustee shall furnish to the Insurer no later than 12:00 noon New York City time on the related Draw Date a completed notice of claim in the amount of the Policy Claim Amount. Amounts paid by the Insurer pursuant to any such notice of claim shall be deposited by the Insurer into the Class A Note Distribution Account for payment to Class A Certificateholders on the related Distribution Date.

STATEMENTS TO CERTIFICATEHOLDERS

         On or prior to each Distribution Date, the Indenture Trustee will be required to forward a statement to the Certificateholders on such Distribution Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents. Each such statement to be delivered to Certificateholders will include the following information as to the Certificates with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

                  (i) the amount of the distribution allocable to interest on or with respect to each Class of the Certificates:

                  (ii) the amount of the distribution allocable to principal with respect to each Class of the Certificates;

                  (iii) the amount of the distribution on the Class A Certificates payable pursuant to a claim on the Policy;

                  (iv) the aggregate outstanding principal amount for each Class of Certificates, in each case, after giving effect to all payments reported under (ii) above on such date;

                  (v) the Class A Certificateholders' Interest Carryover Shortfall, the Class B Certificateholders' Interest Carryover Shortfall, the Class A Certificateholders' Principal Carryover Shortfall, the Class B Certificateholders' Principal Carryover Shortfall, if any, and the change in such amounts from the preceding statement;

                  (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period;

                  (vii) for each such date during the Funding Period, the remaining Pre-Funded Amount, the amount in the Pre-Funding Account and the amount remaining in the Capitalized Interest Account; and

                  (viii) for the final Subsequent Transfer Date, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal of the Certificates.

         Each amount set forth pursuant to subclauses (i) through (vi) with respect to Certificates will be expressed as a dollar amount per $1,000 of the initial principal amount of the Certificates, as applicable.

         Unless and until Definitive Certificates or Definitive Certificates are issued, such reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Certificates and the nominee of DTC.

         Within the required period of time after the end of each calendar year, the Indenture Trustee will furnish to each person who at any time during such calendar year was a Certificateholder or Certificateholder, a statement as to the aggregate amounts of interest and principal paid to such Certificateholder or Certificateholder, information regarding the amount of servicing compensation received by the Servicer and such other information as ACC deems necessary to enable such Certificateholder or Certificateholder to prepare its tax returns.

SPREAD ACCOUNT

         On the Closing Date, the Spread Account will be established with________________________________ as Trustee for the benefit of the Class A Certificateholders, and the Insurer pursuant to a certain Spread Account Agreement Supplement dated as of the Closing Date (the "Spread Account Agreement"). The Spread Account will not be subject to the lien created by the Pooling and Servicing Agreement. On each Distribution Date, the Trustee will be required to deposit additional amounts into the Spread Account from payments on the Receivables as described under "Description of the Certificates -Distributions" above. Amounts, if any, on deposit in the Spread Account will be available to the extent provided in the Spread Account Agreement to fund any Deficiency Claim Amount otherwise required to be made on a Distribution Date. The aggregate amount required to be on deposit at any time in the Spread Account (the "Specified Spread Account Requirement") will be determined in accordance with the Insurance Agreement and the Spread Account

Agreement. The Specified Spread Account Requirement may increase or decrease over time as a result of floors, caps and triggers set forth in the Insurance Agreement or the Spread Account Agreement, even if no withdrawals are made from the Spread Account. Amounts on deposit in the Spread Account on any Distribution Date (after giving effect to all distributions made on such Distribution Date) in excess of the Specified Spread Account Requirement for such Distribution Date will be distributed as additional payments in reduction of the principal balance of the Class B Certificates and after such principal balance has been reduced to zero will be released to the Issuer. Amounts on deposit or to be deposited in the Spread Account may be distributed to persons other than the Insurer or the Certificateholders without the consent of the Certificateholders.

         Amounts held from time to time in the Spread Account will continue to be held for the benefit of holders of the Class A Certificates and the Insurer. Funds in the Spread Account will be invested in Eligible Investments.

         In addition, the Issuer, the Insurer and the Trustee may amend the Spread Account Agreement (and any provisions in the Insurance Agreement relating to the Spread Account) in any respect (including, without limitation, reducing or eliminating the Specified Spread Account Requirement and/or reducing or eliminating the funding requirements of the Spread Account or permitting such funds to be used for the benefit of persons other than Certificateholders) without the consent of, or notice to, the Indenture Trustee or the Certificateholders. The Trustee shall not withhold or delay its consent with respect to any amendment that does not adversely affect the Trustee in its individual capacity. Notwithstanding any reduction in or elimination of the funding requirements of the Spread Account or the depletion thereof, the Insurer will be obligated on each Distribution Date to fund for the benefit of the Class A Certificateholders the full amount of each Scheduled Payment otherwise required to be made on such Distribution Date in accordance with the terms of the Policy. If the Insurer breaches its obligations, any losses on the Receivables will be borne by such Class A Certificateholders.

         The amount required to be on deposit in the Spread Account may increase or decrease without Certificateholder consent and there can be no assurance that the amounts on deposit in the Spread Account will reach the Specified Spread Account Requirement since the existence of the Spread Account and any other term or provision in the Spread Account Agreement regarding the Spread Account may be amended by the Insurer without Certificateholder consent. Consequently, the Class A Certificateholders should not rely on amounts on deposit in or to be deposited to the Spread Account in evaluating the likelihood of receiving repayment of the Certificates. Since amounts will be deposited to the Spread Account from Available Funds prior and releases of amounts from the Spread Account will be distributed as principal in addition to distributions of Class B Certificateholders' Principal Distributable Amount, modifications of the Specified Spread Account Requirement may cause unexpected interruption or acceleration of payments of principal on the Class B Certificates.

SERVICER TERMINATION EVENT

         "Servicer Termination Event" under the Pooling and Servicing Agreement will consist of the occurrence and continuance of any of the following: (i) any failure by the Servicer to deliver to the Trustee for distribution to the Certificateholders any required payment, which failure continues unremedied for two Business Days (one Business Day with respect to payment of Purchase Amounts) after written notice is received by the Servicer from the Indenture Trustee or (unless a Insurer Default shall be continuing) the Insurer or after discovery of such failure by a responsible officer of the Servicer, or any failure to deliver the Servicer's Certificate (as defined in the Pooling and Servicing Agreement) by the fifth Business Day prior to the Distribution Date, and which shall comply with the requirements therefor; (ii) any failure by the Servicer duly to observe or perform in any material respect certain of its covenants and agreements under the Pooling and Servicing Agreement; (iii) failure to satisfy certain other material covenants and agreements set forth in the Pooling and Servicing Agreement which failure continues unremedied for 30 days after the giving of written notice of such failure (1) to the Servicer by the Insurer, the Trustee or the Issuer, or (2) if a Insurer Default has occurred and is continuing, to the Servicer by any holder of a Note or a Certificate; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer or the Issuer and certain actions by the Servicer, or, so long as ACC is Servicer, of its affiliates, indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations; (v) the material breach of certain of the Servicer's representations or warranties and the Servicer's failure to cure within 30 days after notice thereof; (vi) so long as a Insurer Default shall not have occurred and be continuing, the Insurer shall not have delivered an extension notice; (vii) so long as a Insurer Default shall not have occurred and be continuing, an Insurance Agreement Event of Default or an event of default under any other Insurance and Indemnity Agreement relating to any series of securities shall have occurred; or (viii) a claim is made under the Policy.

         "Insurer Default" shall mean the occurrence and continuance of any of the following events:

                  (a) the Insurer shall have failed to make a payment required under the Policy in accordance with its terms;

                  (b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

                  (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

RIGHTS UPON SERVICER TERMINATION EVENT

         As long as a Servicer Termination Event under the Pooling and Servicing Agreement remains unremedied, (x) provided no Insurer Default shall have occurred and be continuing, the Insurer in its sole and absolute discretion or
(y) if a Insurer Default shall have occurred and be continuing, then the Trustee or a Security Majority, may terminate all the rights and obligations of the Servicer under such Agreement, whereupon (i) if ACC is terminated under the Agreement, the Backup Servicer, or such other successor servicer as shall have been appointed by the Insurer (so long as no Insurer Default shall have occurred and be continuing) will succeed to all the responsibilities, duties, and liabilities of the Servicer under such Agreement or (ii) if a Servicer other than ACC is terminated under the Agreement, a successor servicer will be appointed by the Insurer (or, if a Insurer Default shall have occurred and be continuing, by the Trustee). Any such successor Servicer will succeed to all the responsibilities, duties, and liabilities of the Servicer under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor servicer will not result in a material disruption in the performance of the duties of the servicer.

WAIVER OF PAST DEFAULTS

         The Insurer may, on behalf of the Issuer and all holders of the Certificates, waive any default by the Servicer in the performance of its obligations under the Pooling and Servicing Agreement and its consequences. No such waiver will impair the Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

         The Pooling and Servicing Agreement may be amended by the Seller, the Servicer and the Trustee, and with the prior written consent of the Insurer (so long as no Insurer Default has occurred and is continuing), but without the consent of the Certificateholders, to cure any ambiguity, or to correct or supplement any provision therein which may be inconsistent with any other provision therein; provided that such action shall not adversely affect in any material respect the interests of any Certificateholder; provided, further, that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interests of the Insurer. The Seller, the Servicer and the Trustee may also amend the Pooling and Servicing Agreement with the prior written consent of the Insurer, the consent of Certificateholders holding a majority of the principal amount of the Certificates outstanding to add, change or eliminate any other provisions with respect to matters or questions arising under such Agreement or affecting the rights of the Certificateholders; provided that such action will not (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Certificateholders or

(ii) reduce the aforesaid percentage of the Certificateholders required to consent to any such amendment, without, in either case, the consent of the holders of all Certificates outstanding; provided, further, that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interest of the Insurer. The Seller and Servicer must deliver to the Trustee and the Insurer upon the execution and delivery of the Pooling and Servicing Agreement and any amendment thereto an opinion of counsel, satisfactory to the Indenture Trustee and Insurer, that all financing statements and continuation statements have been filed that are necessary to fully protect and preserve the Indenture Trustee's interest in the Receivables.

OTHER LIMITATIONS

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Insolvency Laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

                  The following general discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the Prospectus, describes certain federal income tax consequences to the original purchasers of the Certificates of the purchase, ownership and disposition of the Certificates. It does not purport to discuss all federal income tax consequences that may be applicable to investment in the Certificates or to particular categories of investors, some of which may be subject to special rules.

                  The discussion that follows, and the opinions set forth below of Dewey Ballantine, special tax counsel to the Issuer ("Tax Counsel"), are based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code") and Treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinions of Tax Counsel are not binding on the courts or the Internal Revenue Service (the "IRS"). Potential investors should consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Certificates.

                  CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS. In the opinion of Tax Counsel, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, based on the application of existing law to the facts as set forth in the applicable agreements, the proper treatment of the Certificates is as indebtedness for federal income tax purposes.

                  Except as described below, interest paid or accrued on a Note will be treated as ordinary income to the Certificateholders and principal payments on a Note will be treated as a return of capital to the extent of the Certificateholder's basis in the Note allocable thereto. An accrual method taxpayer will be required to include in income interest on the Certificates when earned, even if not paid, unless it is determined to be uncollectible. It is not anticipated that the Certificates will be issued with original issue discount. See "Federal Income Tax Consequences -- Treatment of the Certificates as Indebtedness -- Interest Income on the Certificates" in the Prospectus.

                  ALTERNATIVE CHARACTERIZATIONS OF THE CERTIFICATES. Although it is the opinion of Tax Counsel that the Certificates are properly characterized as indebtedness for federal income tax purposes, no assurance can be given that such characterization of the Certificates will prevail. If the Certificates were treated as an ownership interest in the Receivables, all income on such Receivables would be income to the holders of the Certificates, and related fees and expenses would generally be deductible (subject to certain limitations on the deductibility of miscellaneous itemized deductions by individuals) and certain market discount and premium provisions of the Code might apply to a purchase of the Certificates.

                  If, alternatively, the Certificates were treated as an equity interest in the Trust, the Trust would be treated as a partnership for federal income tax purposes. As a partnership, the Trust will not be subject to federal income tax unless treated as a publicly traded partnership taxable as a corporation. Any such corporate income tax could materially reduce cash available to make payments on the Certificates. Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision and, therefore, is subject to interpretation, the Trust, if treated as a partnership, will not be treated as a publicly traded partnership taxable as a corporation. This opinion is based on Tax Counsel's conclusion that the nature of the income of the Trust exempts it from the rules that certain publicly traded partnerships are taxable as corporations.


                       STATE AND LOCAL TAX CONSIDERATIONS

         Potential Certificateholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential Certificateholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Certificates.


                              ERISA CONSIDERATIONS

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

         In addition to the matters described below, purchasers of Class A Certificates that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S.Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Class A Certificates.

         Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Issuer were deemed to be "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account (an "IRA"), or any entity whose underlying assets are deemed to be assets of an employee benefit plan or an IRA by reason of such employee benefit plan's or such IRA's investment in such entity (each a "Benefit Plan"). Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the Issuer and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Seller believes that the Class A Certificates should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Certificates, including the reasonable expectation of purchasers of Certificates that the Certificates will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Certificates for ERISA purposes could change if the Issuer incurred losses. However, without regard to whether the Class A Certificates are treated as an equity interest for such purposes, the acquisition or holding of Class A Certificates by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if certain parties to the transaction are or become, or any of their respective affiliates is or becomes, a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Class A Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions by in-house asset managers; and PTCE 84-14, regarding transactions by "qualified professional asset managers." Each investor using the assets of a Benefit Plan which acquires the Class A Certificates, or to whom the Class A Certificates are transferred, will be required to represent that the acquisition and continued holding of the Class A Certificates will be covered by a Department of Labor class exemption.

         Employee plans that are government plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(53) of ERISA are not subject to ERISA; however, such plans may be subject to comparable state law restrictions.

         Any Benefit Plan fiduciary considering the purchase of a Class A Note should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                  UNDERWRITING

         Subject to the terms and conditions contained in the Underwriting Agreement, the Seller has agreed to cause the Trust to sell the Certificates to _________ (the "Underwriter"), and the Underwriter has agreed to purchase the Certificates.

         The Underwriting Agreement provides that the obligations of the Underwriter is subject to certain conditions precedent and that the Underwriter will be obligated to purchase all the Certificates, if any are purchased.

         Distribution of the Certificates may be made by the Underwriter from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Certificates, the Underwriter may be deemed to have received compensation from the Seller in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

         If the Underwriter creates a short position in the Certificates in connection with the offering, i.e., if the Underwriter sells more Certificates than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Certificates in the open market.

         In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the Seller nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above, if engaged in, may have on the prices of the Certificates. In addition, neither the Seller not the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The Certificates are a new issue of securities with no established trading market. The Underwriter has advised the Seller that it intends to act as market makers for the Certificates. However, the Underwriter is not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of any trading market for the Certificates.

         The Seller has agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriter may be required to make in respect thereof. The Commission is of the opinion that indemnification for any securities law violation is contrary to the public policy expressed in the federal securities laws, and consequently, that such indemnification provisions are unenforceable.

         The Underwriter has represented and agreed that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Certificates to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the Issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995, or is a person to whom such document may otherwise lawfully be issued or passed on.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

         The distribution of the Certificates in Canada is being made only on a private placement basis exempt from the requirement that the Seller prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Certificates are effected. Accordingly, any resale of the Certificates in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Certificates.

REPRESENTATIONS OF PURCHASERS

         Each purchaser of a Note in Canada who receives a purchase confirmation will be deemed to represent to the Seller and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Note without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent and (iii) such purchaser has reviewed the text above under "Resale Restrictions".

NOTICE TO BRITISH COLUMBIA RESIDENTS

         A purchaser of a Note to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any Certificates acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR # 88/5, a copy of which may be obtained from the Seller. Only one such report must be filed in respect of the Certificates acquired on the same date and under the same prospectus exemption.

                                 LEGAL OPINIONS

         Certain legal matters relating to the Certificates will be passed upon for ACC, the Servicer and _________ by Dewey Ballantine, New York, New York. Certain bankruptcy, federal income tax and other matters will be passed upon for ACC and the Servicer by Dewey Ballantine. Certain legal matters under Minnesota law relating to the Certificates will be passed upon for the Issuer by Faegre & Benson. Certain legal matters under Texas law relating to the Certificates will be passed upon for ACC and the Servicer by Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. Certain legal matters under Florida law relating to the Certificates will be passed upon for ACC and the Servicer by Foley & Lardner. Certain legal matters under California law relating to the Certificates will be passed upon for ACC and the Servicer by Dewey Ballantine.

                                    GLOSSARY

         For the purposes hereof, the following terms shall have the following meanings:

                  "Aggregate Principal Balance" means, with respect to any Determination Date, the sum of the Principal Balances for all Receivables (other than (i) any Receivable that became a Liquidated Receivable prior to the end of the related Monthly Period and (ii) any Receivable that became a Purchased Receivable prior to the end of the related Monthly Period) as of the Determination Date.

                  "Amount Financed" means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service, car club and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

                  "Available Funds" means, with respect to any Determination Date, the sum of (i) the Collected Funds for such Determination Date, plus (ii) all Purchase Amounts deposited in the Collection Account during the related Monthly Period, plus income on investments held in the Collection Account, plus
(iii) the Monthly Capitalized Interest Amount with respect to the related Distribution Date.

                  "Class A Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A Certificateholders' Principal Distributable Amount and the Class A Certificateholders' Interest Distributable Amount.

                  "Class A Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date and the Class A Certificates, the excess of the Class A Certificateholders' Interest Distributable Amount for the preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Class A Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Class A Certificateholders on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by the Class A Certificates from such preceding Distribution Date to but excluding the current Distribution Date.

                  "Class A Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A Certificateholders' Monthly Interest Distributable Amount for the Class A Certificates for such Distribution Date and the Class A Certificateholders' Interest Carryover Shortfall for Class A Certificates for such Distribution Date.

                  "Class A Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date and Class A Certificates, interest accrued during the applicable Interest Period at the Interest Rate borne by such Class of Class A Certificates on the outstanding principal amount of such Class immediately prior to such Distribution Date, calculated on the basis of a 360-day year and twelve 30-day months.

                  "Class A Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Class A
Certificateholders' Percentage of the Principal Distributable Amount.

                  "Class A Certificateholders' Percentage" means (i) for each Distribution Date other than a Distribution Date on which the Class A Certificates are paid in full, 94%, or (ii) for any Distribution Date after the Distribution Date on which the Class A Certificates are paid in full, zero.

                  "Class A Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Class A Certificateholders' Principal Distributable Amount for the preceding Distribution Date over the amount in respect of principal that was actually deposited in the Class A Note Distribution Account on such Distribution Date.

                  "Class A Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date (other than the Final Scheduled Distribution Date), the sum of the Class A Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Class A Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date. The Class A Certificateholders' Principal Distributable Amount on the Final Scheduled Distribution Date for the Class A Certificates will equal the outstanding principal amount, if any, of such Class A Certificates.

                  "Insurer Optional Deposit" means, with respect to any Distribution Date, an amount delivered by the Insurer, at its sole option, other than pursuant to the Policy for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date; or (ii) to include such amount as part of the Distribution Amount for such Distribution Date to the extent that without such amount a draw would be required to be made on the Policy.

                  "Class B Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Class B Certificateholders' Interest Distributable Amount.

                  "Class B Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date and the Class B Certificates, the excess of the Class B Certificateholders' Interest Distributable Amount for the preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Class B Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Class B Certificateholders on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by the Class B Certificates from such preceding Distribution Date to but excluding the current Distribution Date.

                  "Class B Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class B Certificateholders' Monthly Interest Distributable Amount for the Class B Certificates for such Distribution Date and the Class B Certificateholders' Interest Carryover Shortfall for Class B Certificates for such Distribution Date.

                  "Class B Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date and Class B Certificates, interest accrued during the applicable Interest Period at the Interest Rate borne by such Class of Class B Certificates on the outstanding principal amount of such Class immediately prior to such Distribution Date, calculated on the basis of a 360-day year and twelve 30-day months.

                  "Class B Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Class B
Certificateholders' Percentage of the Principal Distributable Amount.

                  "Class B Certificateholders' Percentage" means (i) for each Distribution Date other than a Distribution Date on which the Class A Certificates have been paid in full, 6% or (ii) for any Distribution Date after the Class A Certificates are paid in full, 100 %; provided, however, that the Class B Certificateholders' Percentage will be zero percent when the principal balance of the Class B Certificates has been reduced to zero.

                  "Class B Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Class B Certificateholders' Principal Distributable Amount for the preceding Distribution Date over the amount in respect of principal that was actually deposited in the Class B Note Distribution Account on such Distribution Date.

                  "Class B Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date (other than the Final Scheduled Distribution Date for any Class B Certificates), the sum of the Class B Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Class B Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date. The Class B Certificateholders' Principal Distributable Amount on the Final Scheduled Distribution Date for the Class B Certificates will equal the outstanding principal amount, if any, of such Class B Certificates.

                  "Collected Funds" means, with respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables during the related Monthly Period, including all Net Liquidation Proceeds collected during the related Monthly Period (but excluding any Purchase Amounts).

                  "Cram Down Loss" means, with respect to a Receivable if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to (i) the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

                  "Deficiency Claim Amount" means, with respect to any Determination Date, the excess, if any, of the sum of the amounts payable on the related Distribution Date pursuant to clauses (a) through (e) under "Description of Certificates - Distributions" over the amount of Available Funds.

                  "Deficiency Notice" means a written notice delivered by the Indenture Trustee to the Insurer, the fiscal agent, if necessary, and the Servicer and any other person required under the Insurance Agreement, specifying the Deficiency Claim Amount for such Distribution Date.

                  "Determination Date" means, with respect to any Collection Period, the 5th Business Day prior to the related Distribution Date.

                  "Distribution Amount" means, with respect to any Distribution Date the sum of (i) the Available Funds for the immediately preceding Determination Date plus (ii) the Deficiency Claim Amount, if any, received by the Indenture Trustee with respect to such Distribution Date.

                  "Floor Amount" means with respect to the Class B Reserve Fund and any Distribution Date, an amount equal to the product of the Interest Rate for the Class B Certificates and the principal balance of the Class B Certificates as of such Distribution Date.

                  "Liquidated Receivable" means, with respect to any Monthly Period, a Receivable as to which (i) 60 days have elapsed since the Servicer repossessed the Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received, (iii) ninety percent or more of a scheduled payment shall have become 120 or more days delinquent, or in the case of an Obligor who is subject to bankruptcy proceedings, 210 or more days delinquent or (iv) the Financed Vehicle has been sold and the proceeds received. Any Receivable that becomes a Purchased Receivable on or before the related Business Day immediately preceding the related Determination Date shall not be a Liquidated Receivable.

                  "Net Liquidation Proceeds" means, with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable (other than amounts withdrawn from certain collateral accounts and drawings under the Policy) net of the Servicer's reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from such proceeds, and any amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that Net Liquidation Proceeds with respect to any Receivables shall in no event be less than zero.

                  "Policy Claim Amount" means, with respect to any Determination Date on which the Indenture Trustee has delivered a Deficiency Notice, the shortfall of (y) the Distribution Amount with respect to the related Distribution Date (after giving effect to the amounts payable on such Distribution Date pursuant to clauses (a) and (b) under "Distributions") over
(2) the amount necessary to pay the Scheduled Payments on the Class A Certificates with respect to such Distribution Date.




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
                  "Principal Balance" means, with respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable, and (ii) any Cram Down Loss in respect of such Receivable.

                  "Principal Distributable Amount" means, with respect to any Distribution Date, an amount equal to the sum of the following amounts with respect to the related Monthly Period, computed in accordance with the simple interest method in the case of a Simple Interest Receivable and the actuarial method in the case of an Actuarial Method Receivable: (i) that portion of all collections on Receivables (other than Liquidated Receivables and Purchased Receivables) allocable to principal, including full and partial principal prepayments, received during such Monthly Period (ii) the principal balance of each Receivable that became a Liquidated Receivable during the related Monthly Period (other than Purchased Receivables), (iii) the principal balance of each Receivable that was repurchased by the Issuer, the Servicer or the Seller as of the last day of such Monthly Period, (iv) the aggregate amount of any Cram Down Loss during such Monthly Period, and (v) any unpaid portion of the amounts included in clauses (i), (ii), (iii) and (iv) above with respect to a prior Distribution Date. Principal payments on the Class A Certificates will be made from the Distribution Amount after payment of accrued and unpaid trustees' fees and other administrative fees of the Issuer, payment of the Servicing Fee and after distribution of the Class Certificateholders' Interest Distributable Amount. See "Description of the Pooling and Servicing Agreement and the Trust Documents -- Distributions" herein.

                  "Purchase Amount" means, with respect to a Receivable, the principal balance and all accrued and unpaid interest on the Receivable as of the date of purchase.

                  "Purchased Receivable" means, a Receivable purchased as of the close of business on the last day of the related Monthly Period by the Servicer or by the Seller pursuant to the repurchase obligations of the Pooling and Servicing Agreement.






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